EXHIBIT 4(c)

               Allegheny Ludlum Retirement Savings Plan

                           January 1, 1984

                        Amended and Restated

                       as of December 31, 1993

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                        TABLE OF CONTENTS


                                                             Page

PREAMBLE                                                        1

ARTICLE I      DEFINITIONS                                      4

Section 1.01   Account                                          4
Section 1.02   Act                                              4
Section 1.03   Actual Deferral Percentage                       4
Section 1.04   Administrator                                    4
Section 1.05   Affiliated Company                               4
Section 1.06   Annual Addition                                  5
Section 1.07   Average Contribution Percentage                  5
Section 1.08   Basic Savings                                    6
Section 1.09   Board                                            6
Section 1.10   Break in Service                                 6
Section 1.11   Code                                             6
Section 1.12   Company Stock                                    7
Section 1.13   Company Stock Fund                               7
Section 1.14   Compensation                                     7
Section 1.15   Continuous Service                               9
Section 1.16   Contract Fund                                    9
Section 1.17   Corporation                                      9
Section 1.18   Current Market Value                             9
Section 1.19   Current Unit Value                              10
Section 1.20   Deferred Portion                                10
Section 1.21   Deferred Basic Savings                          10
Section 1.22   Deferred Salary Savings                         10
Section 1.23   Deferred Supplemental Savings                   10
Section 1.24   Diversified Fund                                11
Section 1.25   Elective Deferrals                              11
Section 1.26   Elective Deferral Limitation                    11
Section 1.27   Eligible Employee                               11
Section 1.28   Eligible Salary                                 13
Section 1.29   Employing Company                               13
Section 1.30   Equity Fund                                     14
Section 1.31   Excess Contributions                            14
Section 1.32   Excess Deferrals                                14
Section 1.33   First Day                                       14
Section 1.34   Funds                                           14
Section 1.35   Highly Compensated Employee                     14
Section 1.36   Hour of Service                                 19
Section 1.37   Matching Contributions                          19
Section 1.38   Merger Date                                     18
Section 1.39   Month, Quarter and Year                         19
Section 1.40   Nondeferred Basic Savings                       19
Section 1.41   Nondeferred Salary Savings                      20
Section 1.42   Nondeferred Supplemental Savings                20
Section 1.43   Nonhighly Compensated Employee                  20
Section 1.44   Participant                                     20
Section 1.45   Permanent Disability                            20

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                        TABLE OF CONTENTS
                                                             Page

Section 1.46   Permanent Layoff                                20
Section 1.47   Plan                                            21
Section 1.48   Plan Year                                       21
Section 1.49   Profit Sharing Award                            21
Section 1.50   Reemployment Commencement Date                  21
Section 1.51   Retirement                                      21
Section 1.52   Rollover Contribution                           22
Section 1.53   Savings Part                                    22
Section 1.54   Security Contributions                          22
Section 1.55   Security Part                                   22
Section 1.56   Severance from Service                          22
Section 1.57   Supplemental Savings                            23
Section 1.58   Trustee                                         23
Section 1.59   Unit                                            23
Section 1.60   Valuation Date                                  23
Section 1.61   Withdrawable Portion                            23
Section 1.62   Year Class                                      23
Section 1.63   Year of Service                                 24

ARTICLE II     PARTICIPATION                                   25

Section 2.01   Initial Participation                           25
Section 2.02   Re-employment                                   26
Section 2.03   Enrollment                                      26

ARTICLE III    EMPLOYEE SAVINGS                                27

Section 3.01   Basic Savings                                   27
Section 3.02   Supplemental Savings                            27
Section 3.03   Tax Deferred Savings                            28
Section 3.04   Change in Contribution Rate                     29
Section 3.05   Discontinuance of Contributions                 29
Section 3.06   Payment to Trustee                              29
Section 3.07   Excess Deferrals                                30
Section 3.08   Prevention or Correction of Excess
                 Deferrals                                     30
Section 3.09   Excess Contributions                            32
Section 3.10   Limitation on Deferred Basic Savings and
                 Deferred Supplemental Savings                 33
Section 3.11   Limitation on Nondeferred Salary Savings        34

ARTICLE IV     CONTRIBUTIONS BY EMPLOYING COMPANIES            36

Section 4.01   Matching Contributions                          36
Section 4.02   Security Contributions                          36


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                        TABLE OF CONTENTS
                                                             Page

ARTICLE V      INVESTMENTS                                     38

Section 5.01   Investment of Matching Contributions            38
Section 5.02   Investment of Security Contributions            38
Section 5.03   Investment of Participant Contributions         39
Section 5.04   Change in Investment Election Concerning
                 Security Contributions and Participant
                 Contribution                                  39

ARTICLE VI     INVESTMENT FUNDS                                41

Section 6.01   Investment Funds                                41
Section 6.02   Income and Dividends                            42
Section 6.03   Voting and Exercise of Other Rights             42
Section 6.04   Appointment of Investment Manager               43

ARTICLE VII    VALUATION OF UNITS AND CREDITS TO
                 ACCOUNTS                                      44

Section 7.01   Valuation of Units                              44
Section 7.02   Computation of Value                            44
Section 7.03   Purchase of Units                               44
Section 7.04   Company Stock Fund                              45
Section 7.05   Restoration of Forfeitures                      46

ARTICLE VIII   WITHDRAWABLE PORTION AND DEFERRED PORTION       47

Section 8.01   Withdrawable Portion                            47
Section 8.02   Deferred Portion                                47
Section 8.03   Special Rule with Regard to Year Classes        47

ARTICLE IX     VESTING                                         48

Section 9.01   Contributions by Employees                      48
Section 9.02   Matching Contributions                          48
Section 9.03   Security Contributions                          48
Section 9.04   Forfeitures                                     50

ARTICLE X      WITHDRAWALS WHILE EMPLOYED                      51

Section 10.01  Security Part                                   51
Section 10.02  Withdrawable Portion                            51
Section 10.03  Deferred Portion                                51
Section 10.04  Hardship Withdrawal                             52
Section 10.05  Replacement                                     55
Section 10.06  Loans                                           55

ARTICLE XI     DISTRIBUTIONS UPON TERMINATION OF

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                        TABLE OF CONTENTS
                                                             Page

                 EMPLOYMENT                                    60

Section 11.01  Distributions Upon Termination
                 of Employment by Reason of Retirement,
                 Permanent Layoff or Death                     60
Section 11.02  Distributions Upon Termination
                 of Employment by Reason of
                 Resignation or Discharge                      60
Section 11.03  Disregard of Service                            61
Section 11.04  Transfer of Employment                          61
Section 11.05  Election to Defer Receipt of
                 Distributions and Withdrawals of
                 Distributions Deferred                        61

ARTICLE XII    PAYMENT OF WITHDRAWALS AND DISTRIBUTIONS        64

Section 12.01  Contract Fund, Equity Fund
                 and Diversified Fund                          64
Section 12.02   Company Stock                                  64
Section 12.03   Effective Date of Withdrawal or
                 Distribution                                  64
Section 12.04   Payment of Benefits                            65
Section 12.05   Application of Security and Matching
                 Contributions and Earnings Forfeited          66
Section 12.06   Incidental Benefit Requirements                66

ARTICLE XIII   ADMINISTRATION                                  67

Section 13.01  Trustee                                         67
Section 13.02  Administrator                                   67
Section 13.03  Liability                                       68
Section 13.04  Administrative Expenses                         68
Section 13.05  Designation of Beneficiaries
                 in the Event of Death                         68
Section 13.06  Limits on Contributions                         69
Section 13.07  Combined Limitations                            71

ARTICLE XIV    TOP-HEAVY PLAN PROVISIONS                       74

Section 14.01  Purpose                                         74
Section 14.02  Definitions                                     74
Section 14.03  Determination of Whether the Plan is
                 "Top-Heavy"                                   76
Section 14.04  Aggregation Group of Employer Plans             77
Section 14.05  Special Minimum Contribution and
                 Minimum Vesting, and Compensation
                 Limitation, Becoming Operative in
                 the Event the Plan Becomes

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                          TABLE OF CONTENTS
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                 "Top-Heavy"                                   78
Section 14.06  Pre-"Top-Heavy" Plan Terminated
                 Participant                                   80
Section 14.07  Special "Top-Heavy" Reduction in
                 Combined Benefit                              80
Section 14.08  Termination of "Top-Heavy" Status               81
Section 14.09  Multiple "Top-Heavy" Plans                      81
Section 14.10  Effect of the Plan Becoming "Super
                 Top-Heavy"                                    81

ARTICLE XV     MISCELLANEOUS                                   83

Section 15.01  Alienation                                      83
Section 15.02  Extent of Participant's Rights                  84
Section 15.03  Rollover Contributions                          84
Section 15.04  Purpose                                         85
Section 15.05  Merger                                          85
Section 15.06  Amendment and Termination                       87
Section 15.07  Applicable Law                                  87
Section 15.08  Incapacity of Recipient of Benefits             89
Section 15.09  Merger, Consolidation or Discontinuance
                 Involving Corporation                         89
Section 15.10  Liability of Officers and Directors
                 of the Corporation                            89
Section 15.11  Indemnification of Fiduciaries                  90
Section 15.11  Service of Process                              90
















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            ALLEGHENY LUDLUM RETIREMENT SAVINGS PLAN

                            PREAMBLE

          Prior to January 1, 1981 Allegheny Ludlum Steel

Corporation was a wholly-owned subsidiary of Allegheny Ludlum

Industries, Inc. and as such was participating in the Allegheny

Ludlum Industries, Inc. Thrift Plan as an employing company.  The capital stock of Allegheny Ludlum Steel Corporation was sold by

Allegheny Ludlum Industries, Inc. to LSC, Inc. on December 26,

1980 and Allegheny Ludlum Steel Corporation ceased to be eligible to participate in the Allegheny Ludlum Industries, Inc. Thrift

Plan on that date.  Allegheny Ludlum Steel Corporation and

Allegheny Ludlum Industries, Inc. agreed to continue the

aforementioned Allegheny Ludlum Industries, Inc. Thrift Plan in

the form of two separate thrift plans for their respective

employees.  The assets of the Allegheny Ludlum Industries, Inc.

Thrift Plan allocated to the accounts of Allegheny Ludlum Steel

Corporation employees were transferred to the Allegheny Ludlum

Steel Corporation Thrift Plan which was established by Allegheny

Ludlum Steel Corporation.


          Effective 1985, Allegheny Ludlum Steel Corporation (now

Allegheny Ludlum Corporation) amended and restated the Plan to reflect Section 401(k) of the Code, to broaden the investment flexibility made available to participants in the Plan, to comply with the provisions of the Tax Equity and Fiscal Responsibility

Act of 1982, and to generally simplify the Plan and further

amended and restated the Plan to comply with the provisions of the Deficit Reduction Act of 1984 and the Retirement Equity Act of 1984. As amended and restated the Plan was renamed "Allegheny

Ludlum Planned Savings Plan".


          The Plan was amended, effective July 1, 1987 (and in

connection with Allegheny Ludlum Corporation's initial public offering), and restated to provide that Corporation contributions thereafter under the Plan would be held in the form of Company

Stock and to provide that as soon as legally and administratively feasible thereafter, Participants would have the right to direct that some or all of their contributions and balances be held in the form of Company Stock.


          The Plan was amended, effective January 1, 1989, to

comply with the Tax Reform Act of 1986, the Technical and

Miscellaneous Revenue Act of 1988 and other federal statutes and regulations.

          The Plan was amended and restated effective January 1,

1994, to accommodate the merger of the Allegheny Ludlum

Retirement Security Program with and into the Plan, to divide the

Plan into the Savings and Security Parts, and to preserve in the

Plan the benefits, rights and features of the Allegheny Ludlum

Retirement Security Program to the extent administratively

practical or required by law.  As amended and restated the Plan has been renamed the "Allegheny Ludlum Retirement Savings Plan".


          The Plan is intended to encourage thrift and to assist

employees to accumulate a fund to supplement retirement income by allowing eligible employees to make tax-deferred savings, by providing for a matching employer contribution with respect to


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certain matching contributions and by permitting the Corporation to make additional contributions toward the retirement security of eligible employees.  The Plan is intended to be a profit

sharing plan qualified under Section 401(a) of the Code,

incorporating a cash or deferred arrangement under Section 401(k)

of the Code.

































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
                                ARTICLE I

                               DEFINITIONS

          Whenever used in this Plan, unless a different meaning

is plainly required by the context:


          Section 1.01   "Account" means, as of any Valuation

Date, the sum of a Participant's accounts under the (i) Savings

Part and (ii) Security Part.


          Section 1.02   "Act" means the Employee Retirement

Income Security Act of 1974, as the same may be amended from time to time.


          Section 1.03   "Actual Deferral Percentage" means, for

any group of Eligible Employees, the average of the following ratios computed separately for each Eligible Employee in the group: (1) Deferred Basic Savings and Deferred Supplemental

Savings made by the Eligible Employee for the Plan Year, to (2)

the Eligible Employee's Eligible Salary for the Plan Year.  For

purposes of calculating the Actual Deferral Percentage, in the event an Eligible Employee who is a Highly Compensated Employee

participates in two or more cash or deferred arrangements

sponsored by the Corporation or an Affiliated Company, all such cash or deferred arrangements shall be aggregated.


          Section 1.04   "Administrator" means the committee

established pursuant to Section 13.02.


          Section 1.05   "Affiliated Company" means any

corporation or other entity which is a member of a controlled


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group of corporations or other entities (as defined in Sections

414(b) and 414(c) of the Code and, for purposes of Sections 13.06 and 13.07 hereof, as modified by Section 415(h) of the Code) or that is a member of an affiliated service group (as defined in

Section 414(m) of the Code), or any corporation or other entity required to be aggregated with the Corporation under Section

414(o) of the Code or regulations issued thereunder.


          Section 1.06   "Annual Addition" means with respect to

any Plan Year for any Participant the sum, as applicable, of (i)

Matching Contributions, (ii) Security Contributions, (iii) the

Deferred Basic Savings, (iv) the Deferred Supplemental Savings,

(v) Nondeferred Basic Savings, and (vi) Nondeferred Supplemental

Savings made to the Plan on behalf of the Participant for such

Plan Year.


          Section 1.07   "Average Contribution Percentage" means,

for any group of Eligible Employees for a Plan Year, the average of the ratios, computed separately for each Eligible Employee in such group, of the Nondeferred Basic Savings and Nondeferred

Supplemental Savings made on behalf of such Eligible Employee for the Plan Year to the Eligible Employee's Eligible salary for the

Plan Year.  For purposes of calculating the Average Contribution

Percentage, in the event an Eligible Employee who is a Highly

Compensated Employee participates in two or more such plans

sponsored by the Corporation or an Affiliated Company, all such plans shall be aggregated.

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          Section 1.08   "Basic Savings" means the payments an

Eligible Employee elects to make pursuant to Section 3.01 and which are matched with Matching Contributions.


          Section 1.09   "Board" means the Board of Directors of

the Corporation.


          Section 1.10   "Break in Service" means a Plan Year

including or following an Employee's Severance from Service,

during which he or she is not reemployed by and he or she does not perform 501 Hours of Service for an Employing Company.  In the case of an Employee who is absent from work for maternity or paternity reasons, such Employee shall receive credit for Hours of Service, up to five hundred and one (501), which would have been credited but for such absence.  The Hours of Service

credited for a maternity or paternity absence shall be credited in the year in which such absence begins if necessary to prevent a Break in Service in such Plan Year or, in all other cases, in the following Plan Year.  For purposes of the previous sentence,

an absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the Employee, (ii) by reason of the birth of a child of the Employee, (iii) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (iv) for purposes of caring for such child for a period beginning immediately

following such birth or placement.


          Section 1.11   "Code" means the Internal Revenue Code

of 1986, as amended from time to time.


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          Section 1.12   "Company Stock" means shares of common

stock, $0.10 par value, of Allegheny Ludlum Corporation.


          Section 1.13   "Company Stock Fund" means the Fund

provided for in Section 6.01(d).


          Section 1.14   "Compensation" means all amounts paid by

the Corporation or an Affiliated Company to an employee as

compensation within the meaning of Section 415(c)(3) of the Code and regulations issued thereunder.  Without limiting the

foregoing, Compensation shall include a Participant's earned income, wages, salaries and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Corporation or an Affiliated

Company (including, but not limited to, commissions paid

salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses),

and excluding the following:


          (i)  Contributions to a plan of deferred compensation

     by the Corporation or an Affiliated Company which are not

     includable in the Employee's gross income for the taxable

     year in which contributed, or contributions by the

     Corporation or an Affiliated Company under a simplified

     employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;


          (ii) Amounts realized from the exercise of a

     nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

          (iii)  Amounts realized from the sale, exchange or

     other disposition of stock acquired under a qualified stock option; and

          (iv) Other amounts which received special tax benefits,

     or contributions made by the Corporation or an Affiliated

     Company (whether or not under a salary reduction agreement)

     towards the purchase of an annuity described in Section

     403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Employee).


For purposes of this Section, Compensation for a limitation year is the compensation actually paid or includable in gross income during such year.  Notwithstanding any other provision of this

Plan, Compensation for purposes of this Plan for any Plan Year commencing on or after January 1, 1994 shall not exceed an amount equal to $150,000 ($200,000 as adjusted for years 1989-1993,

e.g., $235,840 for 1993) or such greater amount as may be in effect for subsequent calendar years pursuant to Section

401(a)(17) of the Code.  In determining the Compensation of a

Participant for purposes of the $150,000 limitation, the rules of

Section 414(q)(6) of the Code shall apply; provided that the term

"family" shall include only a Participant's spouse and lineal descendants who have not attained age 19 before the end of the

Plan Year.  If the $150,000 limitation is exceeded, then the


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limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation (as determined without reference to the $150,000 limitation).


          Section 1.15   "Continuous Service" means a period of

employment measured as follows:


          (a)  An Eligible Employee shall be credited with a

Month of Continuous Service for any calendar month in which he or she completes at least one (1) Hour of Service.  For purposes of measuring the initial six (6) Months of Continuous Service, if an

Eligible Employee who has incurred a Severance from Service is reemployed before incurring a Break in Service, his or her

Continuous Service shall be regarded as unbroken and shall

include the interim between his or her Severance from Service and his or her Reemployment Commencement Date.


          (b)  For purposes of measuring Years of Service, an

Eligible Employee shall be credited with a Year of Continuous

Service for each twelve (12) months of Continuous Service,

whether or not consecutive, so long as such service is not

interrupted by a period of five (5) or more consecutive Breaks in

Service.


          Section 1.16   "Contract Fund" means the Fund provided

for in Section 6.01(a).


          Section 1.17   "Corporation" means Allegheny Ludlum

Corporation and any corporation which shall be its successor.


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          Section 1.18   "Current Market Value" means with

respect to Company Stock, the closing market price on the New

York Stock Exchange on the relevant date, or, if not traded on such date on such Exchange, the closing price on the next

preceding trading day.


          Section 1.19   "Current Unit Value" means the value of

each Unit in a Fund as determined in accordance with Article VII.


          Section 1.20   "Deferred Portion" means, as of any

Valuation Date, the then current value of the Participant's

Deferred Basic Savings and earnings thereon to the extent the

Matching Contributions made with respect thereto are then vested and Deferred Supplemental Savings and earnings thereon.


          Section 1.21   "Deferred Basic Savings" means the

payments into the Plan on behalf of an Eligible Employee pursuant to Section 3.01 which may be made subject to Matching

Contributions pursuant to Section 1.36 and may be excluded from the Eligible Employee's gross income for federal income tax

purposes pursuant to Section 401(k) of the Code.


          Section 1.22   "Deferred Salary Savings" means the

total of a Participant's Deferred Basic Savings and Deferred

Supplemental Savings.


          Section 1.23   "Deferred Supplemental Savings" means

the payments into the Plan on behalf of an Eligible Employee pursuant to Section 3.02 which may not be made subject to

Matching Contributions pursuant to Section 4.01 and may be



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excluded from the Eligible Employee's gross income for federal income tax purposes pursuant to Section 401(k) of the Code.



          Section 1.24   "Diversified Fund" means the Fund

provided for in Section 6.01(c).


          Section 1.25   "Elective Deferrals" means the sum of

the Deferred Basic Savings and Deferred Supplemental Savings

under this Plan and any other elective deferrals as defined in

Section 402(g)(3) of the Code to or with respect to any other cash or deferred arrangement of any employer, including members of the controlled group which includes the Corporation made on behalf of an Eligible Employer.


          Section 1.26   "Elective Deferral Limitation" means for

the 1993 calendar year, $8,994 and, for each subsequent calendar year, such amount above as adjusted by the Secretary of the

Treasury pursuant to sections 402(g)(5) and 415 of the Code.



          Section 1.27   "Eligible Employee" means any person who

shall be employed by one or more of the Employing Companies who meets all of the following conditions:



          (a)  (i) For an initial determination of eligibility,

     the employee completes one thousand (1,000) Hours of Service during the 12 month period beginning on the date the

     employee first completes an Hour of Service (the employee's

     "Employment Commencement Date"); provided, that for purposes of Section 2.01(a), each employee who otherwise meets the

     requirements of this Section shall be deemed to be an


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     Eligible Employee on the first day of his or her Employment subject to a determination subsequent regarding compliance with this Subsection; and


               (ii) For any period following an initial

     determination of eligibility, the employee completes one

     thousand (1,000) Hours of Service in each computation

     period, which shall be the Plan Year, provided, if an

     employee is credited with one thousand (1,000) Hours of

     Service under (a)(i) and with one thousand (1,000) Hours of

     Service in the Plan Year which includes the first

     anniversary of the employee's Employment Commencement Date,

     the employee will be credited with two Years of Service for eligibility to participate; and


          (b)  An employee who shall have completed at least six

(6) Months of Continuous Service during his or her current, or any previous, period of employment with an Employing Company; and


          (c)  An employee who is not in a unit of employees

covered by a collective bargaining agreement, unless such

agreement provides for the application of the Plan to the

employees in such unit.


     Eligible Employees shall not include any individuals (other than common law employees) performing services for Employing pursuant to an agreement between the Employing Company and a leasing organization on a substantially full-time basis for at least one year, where the services are of a type historically performed by employees in the business field of the Employing

Company (a "Leased Employee").  Leased Employees shall not be considered an employee of the Employing Company for the purposes described in Section 414(n)(3) of the Code if Leased Employees

constitute less than twenty percent (20%) of the Employing

Company's nonhighly compensated workforce (within the meaning of

Section 414(n)(5)(C)(ii) of the Code) and are covered by a money purchase pension plan meeting the requirements of Code Section

414(n)(5)(B).


          Section 1.28   "Eligible Salary" means base salary,

prior to any reduction for Deferred Basic Savings, Deferred

Supplemental Savings or any contribution to any other plan

pursuant to Section 401(k) or any reduction pursuant to Section

125 or 129 of the Code (or any other provisions thereof which permit salary reductions), during such periods as the employee is eligible to participate in the Plan.  The term shall not include additional compensation or other incentive payments (others than commissions and bonuses), extended work week or other premiums

(other than overtime), or any other special payments, fees or allowances.


          Section 1.29   "Employing Company" means the

Corporation and (i) any Affiliated Company or (ii) any other entity which the Board shall from time to time designate as a participating company for the purposes of the Plan.  Without limiting the generality of the foregoing, as of the date of this most recent restatement, Jessop Steel Company has been included as a participating company.


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
          Section 1.30   "Equity Fund" means the Fund provided

for in Section 6.01(b).


          Section 1.31   "Excess Contributions" means for any

Plan Year, the amount, if any, by which the sum of the Deferred

Basic Savings and Deferred Supplemental Savings such Plan Year made on behalf of a Highly Compensated Employee exceeds the

limitations for such Plan Year pursuant to Section 3.10.


          Section 1.32   "Excess Deferrals" means for any

calendar year, the amount, if any, by which a Participant's

Elective Deferrals for such calendar year exceeds the Elective

Deferral Limitation as in effect for such calendar year.


          Section 1.33   "First Day" means the beginning of the

first payroll period ending in the month or quarter or year to which reference is made.



          Section 1.34   "Funds" means the Company Stock Fund,

the Contract Fund, the Equity Fund, the Diversified Fund and any

other fund established for such purpose or any replacement fund for any or all of the foregoing, collectively.


          Section 1.35   "Highly Compensated Employee" means:


          (a)  Any Eligible Employee who, during the calendar

year which ends in the current Plan Year or the preceding

calendar year:


          (i)  was at any time a 5-Percent Owner,


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          (ii) received Compensation from the Corporation in

     excess of $96,368 for the calendar year commencing in 1993 and as adjusted for any subsequent Plan year;


          (iii) received Compensation from the Corporation in

     excess of $64,245 for the calendar year commencing in 1993 and as adjusted for any subsequent calendar year and was in the top-paid group of employees for such calendar year, or


          (iv) was at any time an officer of the Corporation or

     an Affiliated Company and received Compensation greater than fifty percent (50%) of the amount in effect under Section

     415(b)(1)(A) of the Code for such calendar year.


          (b)  Special Rule For Current Calendar Year.  In the

case of the calendar year for which the relevant determination is being made, an Eligible Employee not described in paragraph (ii),

(iii), or (iv) of subsection (a) for the preceding calendar year

(without regard to this subsection (b)) shall not be treated as described in paragraph (ii), (iii), or (iv) of subsection (a)

unless such Eligible Employee is a member of the group consisting of the one hundred (100) Eligible Employees paid the greatest

Compensation during the calendar year for which such

determination is being made.


          (c)  5-Percent Owner.  An Eligible Employee shall be

treated as a "5-Percent Owner" for any calendar year if at any time during such calendar year such Eligible Employee was a 5-

percent owner (as defined in Section 416(i)(1) of the Code) of the Corporation.


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          (d)  Top-Paid Group.  An Eligible Employee is in the

top-paid group of employees for any calendar year if such

Eligible Employee is in the group consisting of the top twenty percent (20%) of the Eligible Employees when ranked on the basis of Compensation paid during such calendar year.


          (e)  Special Rules For Officers.


          (i)  For purposes of paragraph (a)(i) above, no more

     than fifty (50) Eligible Employees (or, if lesser, the

     greater of three (3) Eligible Employees or ten (10) percent of the Eligible Employees) shall be treated as officers.


          (ii) If, for any calendar year, no officer of the

     Corporation is described in paragraph (a)(i) above, the

     highest paid officer of the Corporation for such calendar

     year shall be treated as described in such paragraph.


          (f)  Treatment Of Certain Family Members.


          (i)  If any individual is a member of the family of a

     5-Percent Owner or of a Highly Compensated Employee in the

     group consisting of the ten (10) Highly Compensated

     Employees paid the greatest Compensation during the year,

     then,


               (A)  such individual shall not be considered a

          separate Eligible Employee, and


               (B)  any Compensation paid to such individual (and

          any applicable contribution or benefit on behalf of such individual) shall be treated as if it were paid to

          (or on behalf of) the 5-Percent Owner or Highly

          Compensated Employee.


          (ii) For purposes of paragraph (i) of this subsection

     (f), the term "family" means, with respect to any Eligible

     Employee, such Eligible Employee's spouse and lineal

     ascendants or descendants and the spouses of lineal

     ascendants or descendants.


          (g)  Compensation.  For purposes of this Section 1.35

the term "Compensation" means compensation within the meaning of

Section 415(c)(3) of the Code; provided, however, that such

determination shall be determined:


          (i)  without regard to Sections 125, 129, and

     402(h)(1)(B) of the Code, and



          (ii) in the case of employer contributions made

     pursuant to a salary reduction agreement, without regard to

     Section 402(a)(8) of the Code.


          (h) Excluded Employees.  (i) For purposes of

determining the number of Employees in the top-paid group under paragraph (a)(iv) above, the following employees shall be

excluded:


          (A)  Employees who have not completed six (6) months of

               service,

          (B)  Employees who normally work less than seventeen

               and one-half (17-1/2) hours per week,


          (C)  Employees who normally work during not more than

               six (6) months during any year,


          (D)  Employees who have not attained age twenty-one

               (21),



          (E)  Except to the extent provided in regulations

               issued by the United States Department of the

               Treasury, Eligible Employees who are included in a

               Unit of employees covered by an agreement that the

               Secretary of Labor finds to be a collective

               bargaining agreement between employee

               representatives and the Corporation or an

               Affiliated Company, and


          (ii) Employees who are nonresident aliens and who

     receive no earned income (within the meaning of Section

     911(d)(2) of the Code) from the Corporation or an Affiliated

     Company which constitutes income from sources within the

     United States (within the meaning of Section 861(a)(3) of

     the Code) shall be excluded for all purposes in this

     Section 1.35.


          (i)  Lag Period.  For purposes of the determination

year, such amounts shall be adjusted as may be required for any lag period under regulations published by the Secretary of the

Treasury.

          Section 1.36   "Hour of Service" means an hour for

which an employee is paid, or entitled to payment, by the

Corporation or an Affiliated Company for the performance of

duties.  Hours of Service hereunder shall be calculated and

credited in accordance with 29 C.F.R. Section 2530.200b, which is incorporated herein by this reference.


          Section 1.37   "Matching Contributions" means the

amount the Employing Companies will pay into the Plan pursuant to

Section 4.01 to match Participant Basic Savings.


          Section 1.38   "Merger Date" means December 31, 1993,

the effective date of the merger of the Allegheny Ludlum

Retirement Security Program with and into the Plan.


          Section 1.39   "Month, Quarter and Year" means, for the

purposes of determining eligibility to participate and of

computing savings in accordance with Sections 3.01 and 3.02 and

Matching and Security Contributions in accordance with Article

IV, as to each Employee that period which includes all payroll periods ending in the calendar month or calendar quarter or

calendar year to which reference is made, and for such purposes shall be considered to run from the beginning of the first

payroll period which ends in such calendar period to the end of the last payroll period ending in such calendar period.  For all other purposes it means the calendar month or calendar quarter or calendar year to which reference is made.


          Section 1.40   "Nondeferred Basic Savings" means the

payments into the Plan by an Eligible Employee pursuant to

Section 3.01 which may be made subject to Matching Contributions pursuant to Section 4.01 and are not classified as Deferred Basic

Savings.


          Section 1.41   "Nondeferred Salary Savings" means the

total of a Participant's Nondeferred Basic Savings and

Nondeferred Supplemental Savings.


          Section 1.42   "Nondeferred Supplemental Savings" means

the payments into the Plan by an Eligible Employee pursuant to

Section 3.02 which may not be made subject to Matching

Contributions pursuant to Section 4.01 and are not classified as

Deferred Supplemental Savings.


          Section 1.43   "Nonhighly Compensated Employee" means

any Eligible Employee who is not a Highly Compensated Employee.


          Section 1.44   "Participant" means an Eligible Employee

who has elected to participate in the Plan in accordance with

Article II.


          Section 1.45   "Permanent Disability" means disability

by bodily injury or disease, either occupational or

nonoccupational in cause, preventing the employee, on the basis of medical evidence satisfactory to the Administrator, from

engaging in any occupation or employment with an Employing

Company.


          Section 1.46   "Permanent Layoff" means any involuntary

termination of employment as a result of a reduction in force

(other than by reason of discharge for cause, death, or

Retirement).


          Section 1.47   "Plan" means the Allegheny Ludlum

Retirement Savings Plan, as amended from time to time, which is set forth herein and is intended to qualify with the provisions of Section 401(a) of the Code as a profit sharing plan which also permits employees to redirect compensation and contributions hereto under Section 401(k) of the Code and receive matching contributions thereon under Section 401(m) of the Code.


          Section 1.48   "Plan Year" means the twelve (12) month

period ending December 31.


          Section 1.49   "Profit Sharing Award" means a payment

to an Eligible Employee in the nature of compensation paid by the

Corporation pursuant to a Plan or arrangement which determines amounts based on the profits of the Corporation and/or the

Eligible Employee's contributions thereto.


          Section 1.50   "Reemployment Commencement Date" means

the date following an employee's Severance from Service on which the employee first completes an Hour of Service after

reemployment.


          Section 1.51   "Retirement" means the earlier of: (i)

termination of employment with a pension under the provisions of a retirement or pension plan of an Employing Company which the

Participant has a right to commence receiving immediately

following his or her termination of employment, or (ii) termination of employment following attainment of age sixty-five

(65) regardless of eligibility for pension.


          Section 1.52   "Rollover Contribution" means an amount

transferred or rolled over to the Plan by or on behalf of an

Eligible Employee pursuant to Section 15.03.


          Section 1.53   "Savings Part" means the part of the

Plan to which Basic Savings, Supplemental Savings, Rollover

Contributions, Matching Contributions and earnings thereon are credited.


          Section 1.54   "Security Contributions" means

contributions made by the Corporation pursuant to Section 4.02


          Section 1.55   "Security Part" means the part of the

Plan to which Security Contributions and earnings thereon are credited.


          Section 1.56   "Severance from Service" means the

earlier of (i) the date an employee retires, resigns, is

Permanently Laid Off, or is discharged; or (ii) in the case of an employee who is continuously absent from work for any other

reason (other than by reason of disability, or an approved leave of absence pursuant to an Employing Company's non-discriminating policy), on the first anniversary of the date such employee is first absent for such other reason (unless he or she has retired,

resigned or been Permanently Laid Off or discharged before such anniversary).

          Section 1.57   "Supplemental Savings" means the

payments an Eligible Employee elects to make pursuant to Section

3.02 and which are not matched with Matching Contributions.


          Section 1.58   "Trustee" means the Trustee or Trustees

appointed by the Board in accordance with Section 13.01.


          Section 1.59   "Unit" means one of the units

representing an interest in the Contract Fund, Equity Fund or

Diversified Fund and/or such other Fund for which recordkeeping and accounting are performed in unit format.


          Section 1.60   "Valuation Date" means the last date of

each calendar month or calendar quarter on which the

Administrator causes the fair market value of the assets

comprising the Funds to be determined.


          Section 1.61   "Withdrawable Portion" means, as of any

Valuation Date, the then current value of (i) Nondeferred Salary

Savings and earnings thereon to the extent the Matching

Contributions made with respect thereto have become vested

pursuant to Article IX, (ii) vested Matching Contributions and earnings thereon, and (iii) Rollover Contributions.


          Section 1.62   "Year Class" means an annual period

beginning on January 1 and ending on December 31, inclusive;

provided, however, no Year Class shall be formed with respect to contributions made by the Corporation or an Affiliated Company with respect to Plan Years which commence on or after January 1,

1989.

          Section 1.63   "Year of Service" means, except as

provided in Section 9.03 with respect to Years of Service for

Eligible Employees who were participating in the Allegheny Ludlum

Retirement Security Program as of the Merger Date, a twelve (12)

consecutive month period beginning with the date an Eligible

Employee first completes an Hour of Service if during that period the Eligible Employee completes one thousand (1,000) Hours of

Service, and any Plan Year, ending after the initial anniversary of the Eligible Employee's first Hour of Service, if during such

Plan Year the Eligible Employee has completed one thousand

(1,000) Hours of Service.

                            ARTICLE II

                           PARTICIPATION


          Section 2.01   Initial Participation.

          (a) Security Part.  Each individual hired after the

Merger Date who becomes an Eligible Employee shall commence

participation in the Security Part of the Plan or the First Day

of any Quarter next following or coinciding with the latest of:

(i) the date he or she first completes an Hour of Service, and

(ii) the date he or she is deemed to be an Eligible Employee.


          (b) Savings Part.  Each individual hired after the

Merger date who becomes an Eligible Employee may participate in the Plan commencing with the First Day of any Quarter next

following or coinciding with the later of (i) the date he or she completes six (6) Months of Continuous Service or (ii) the date he or she became an Eligible Employee.


          (c) Eligible Employees Hired on or Before Merger Date.

Notwithstanding Subsections (a) and (b) above, the eligibility and participation of individuals hired by the Corporation or an

Affiliated Company on or before the Merger Date in the Security

Part and in the Savings Part (with respect to the deferral of

Profit Sharing Awards), shall be determined by reference to the terms of the Allegheny Ludlum Retirement Security Program in effect on the Merger Date, and the eligibility and participation of such individuals in the Savings Part (with respect to Basic and Supplemental Savings) shall be determined by the terms of the

Plan in effect on the Merger Date.

          Section 2.02   Re-employment.  An Eligible Employee who

is re-employed following a Break in Service and who had

previously been a Participant in either the Security Part or the

Savings Part, or both, may participate in the Plan commencing with his or her Reemployment Commencement Date. Each other

reemployed Employee shall become eligible to participate in

accordance with Section 2.01.


          Section 2.03   Enrollment.  An Eligible Employee may

become a Participant in the Security Part upon meeting the

requirements for participation set forth in Section 2.01(a) or

2.02, as applicable.  An Eligible Employee may become a

Participant in the Savings Part upon meeting the requirements of

Section 2.01(b) or 2.02, as applicable, and executing the

appropriate forms for authorizing deferred savings from his or her Eligible Salary and exercising the necessary investment

options.

                           ARTICLE III

                        EMPLOYEE SAVINGS

          Section 3.01   Basic Savings.  An Eligible Employee may

defer and designate as his or her Basic Savings (i) all or any whole percentage of his or her Profit Sharing Award, and

(ii) such whole percentage of his or her Eligible Salary as he or she may elect in accordance with the following schedule:


                                                   Percentage
     Continuous Service                            Applicable

From 6 months to 5 years . . . . . . . . . .       2, 3, 4, or 5%
Over 5 years to 10 years . . . . . . . . . .    2, 3, 4, 5, or 6%
Over 10 years to 15 years. . . . . . . . . . 2, 3, 4, 5, 6, or 7%
Over 15 years. . . . . . . . . . . . . . . . 3, 4, 5, 6, 7, or 8%

All Basic Savings, to the extent payable out of Profit Sharing

Awards, shall be paid into the Plan in a single payment and, to the extent payable out of Eligible Salary, shall be paid into the

Plan through periodic payroll deferrals.  Basic Savings shall be credited to the Savings Part of the Plan.  Separate elections may be made for Profit Sharing Awards and for Eligible Salary and such separate elections may, but need not be, consistent one with the other.  In the event an election is made with respect to either Profit Sharing Awards or Eligible Salary but not for the

other, such election as made shall be implemented and, the

election not made shall be deemed an election for 0%.


          Section 3.02   Supplemental Savings.  In addition to

the Basic Savings an Eligible Employee elects pursuant to Section

3.01, the Eligible Employee may elect to pay into the Plan as

Supplemental Savings a whole percentage of, separately, his or her (i) a Profit Sharing Award or (ii) Eligible Salary not to

exceed that percentage of his or her Profit Sharing Award or

Eligible Salary respectively as shall equal the difference

between the percentage of his or her Eligible Salary he or she has elected and makes as Basic Savings payments pursuant to

Section 3.01 and sixteen percent (16%) (or such lesser percentage as may be put into effect from time to time by the Plan

Administrator on a uniform and non-discriminatory basis).  All

Supplemental Savings shall be paid into the Plan through periodic payroll deferrals.  Supplemental Savings shall be credited to the

Savings Part of the Plan.


          Section 3.03   Tax Deferred Savings.  Subject to the

limitations set forth in this Plan, each Eligible Employee shall designate that portion of his or her Basic and Supplemental

Savings which are to be excluded from his or her gross income as provided in Section 401(k) of the Code.  Savings so deferred shall be referred to as Deferred Basic Savings and Deferred

Supplemental Savings, respectively, and, collectively, as

Deferred Salary Savings.


          To the extent that Participant contributions are not

permitted to be classified as tax-deferred under Section 401(k)

of the Code by reason of the limitations contained in Section

3.09 and are reclassified as after-tax contributions thereunder,

such contributions shall be referred to as Nondeferred Basic

Savings or Nondeferred Supplemental Savings, as applicable.

          Section 3.04   Change in Contribution Rate.  A

Participant may upon no less than thirty (30) days prior written notice, effective with the First Day of any subsequent month,

elect to increase or decrease the percentage of his or her Basic

Savings payable out of Eligible Salary or Supplemental Savings or both to any percentage permitted by Sections 3.01 or 3.02.  An election with respect to a Profit Sharing Award once made shall remain in effect unless or until revoked or modified by the

Participant.  Elections with respect to a Profit Sharing Award must be made upon no less than thirty (3) days written notice prior to the payment of such Profit Sharing Award.


          Section 3.05   Discontinuance of Contributions.  A

Participant may, effective with the First Day of any subsequent

Month, discontinue his or her Basic Savings payable out of

Eligible Salary or Supplemental Savings in which event he or she may not elect to re-commence such contributions until the First

Day of the second Quarter subsequent to the Quarter during which he or she discontinued contributions or any Quarter subsequent thereto.


          Section 3.06   Payment to Trustee.  Basic Savings

payable out of Eligible Salary and Supplemental Savings for any

Month will be paid by the Employing Company to the Trustee as soon as practical but in no event later than ninety (90) days after the date the Eligible Salary to which it relates was paid to Participant.  Basic Savings payable out of Profit Sharing

Awards will be paid by the Employing Company to the Trustee as soon as practicable but in no event more than ninety (90) days after the date set for payment of the Profit Sharing Award.


          Section 3.07   Excess Deferrals.  Notwithstanding any

other provision of this Plan, no Participant shall be permitted to have an aggregate of Deferred Salary Savings which constitutes

Elective Deferrals made under this Plan for a calendar year to the extent that the sum of his or her Elective Deferrals for such calendar year are in excess of the Elective Deferral Limitation as in effect for such calendar year.


          Section 3.08   Prevention or Correction of Excess

Deferrals.


          (a)  Prevention of Excess Deferrals During a Calendar

Year.  In the event that the Administrator knows or reasonably believes that a Participant's Deferred Salary Savings

constituting Elective Deferrals under the Plan will cause the amount of Elective Deferrals made by the Participant for the calendar year to exceed the Elective Deferral Limitation for such calendar year, the Administrator, under uniform rules and

procedures, may suspend a Participant's designation of first,

Deferred Supplemental Savings and, second, Deferred Basic Savings to be made during such calendar year to the extent necessary to cause the sum of a Participant's Elective Deferrals to be as nearly equal to, but not in excess of, the Elective Deferral

Limitation for such calendar year as is administratively

feasible.  In the event the Administrator suspends a

Participant's designation of Deferred Supplemental Savings and/or

Deferred Basic Savings for the foregoing reasons, such

designation shall be automatically reinstated as of the first

Eligible Compensation otherwise payable in the next calendar year without regard to Section 3.05.


          (b)  Correction of Excess Deferrals.


          (i)  During the Calendar Year.  In the event that a

     Participant notifies the Administrator prior to the end of a calendar year that Excess Deferrals have been made on his or her behalf for such calendar year, the Administrator may

     distribute to the Participant an amount equal to the sum of the Excess Deferral and earnings attributed thereto if the

     Participant designates such amount as an Excess Deferral,

     the distribution is made after the Plan received the Excess

     Deferral and prior to the next succeeding January 1st and

     the Plan designates the distribution as one of an Excess

     Deferral.


          (ii) After the End of the Calendar Year.  After the end

     of the calendar year in which Deferred Basic and/or

     Supplemental Savings were made and prior to the next

     succeeding April 15th, the Administrator may distribute to the Participant an amount equal to the sum of the Excess

     Deferral allocated to this Plan and earnings attributable

     thereto if, prior to the March 1st of the year following the year in which Excess Deferrals are made, the Participant

     notifies the Administrator of the amount of Excess Deferral allocated to this Plan.

          (c)  Notice and Rules.  The distributions permitted

under this Section may be made notwithstanding any other

provision of this Plan or of any law, rule or regulation.  The

Administrator may make uniform rules to provide for notices to

Eligible Employees in the event of Excess Deferrals and to

otherwise prevent the Plan from accepting or holding Excess

Deferrals.


          3.09  Excess Contributions.  Notwithstanding any other

provision of this Plan, in the event it is determined for any

Plan Year that the Actual Deferral Percentage for Highly

Compensated Employees exceeds or is reasonably expected to exceed the limitations set forth in Section 3.10, then, first, the

Deferred Supplemental Savings and, second, the Deferred Basic

Savings of the Highly Compensated Employees shall be equitably reduced, according to uniform procedures determined by the

Administrator and consistent with law, so that such limitations are satisfied.  For the purposes of the foregoing sentence, the

Administrator may adopt rules with respect to the Plan Year in which the limitations set forth in Section 3.10 are reasonably expected to be exceeded which require the election of one or more

Highly Compensated Employees to be suspended for the duration of such Plan Year so that the amounts deferred by Highly Compensated

Employees will as nearly equal, but not exceed, the limitations set forth in Section 3.10 as is administratively feasible and that any elections so suspended will be reinstated as of the first day of the next following Plan Year without regard to

Section 3.05. Further, in the event that the limitations set forth in Section 3.10 are exceeded for any Plan Year, the

Administrator shall reduce, first, the Deferred Supplemental

Savings and, second, the Deferred Basic Savings of the Highly

Compensated Employee(s) in the manner described below and such amount, together with earnings hereon, at the election of the

Administrator under uniform rules applicable to all such Highly

Compensated Employees for such Plan Year, shall either (i) be recharacterized as Nondeferred Salary Savings (first to the

maximum of Basic Salary Savings for such Participant for such year) after notice to such Highly Compensated Employees or (ii)

be distributed to the Participant in cash; the application of the above actions to be effective on or before the date which is two and one half calendar months after the end of the Plan Year in which such Deferred Salary Savings were made.  The amount of any reduction for Highly Compensated Employees shall be determined by reducing, first, the Deferred Supplemental Savings and, second,

the Deferred Basic Savings of the Highly Compensated Employee(s)

with the highest percentage of deferral to the percentage of the

Highly Compensated Employee(s) with the next highest percentage of deferral and repeating such reductions as necessary until the limitations set forth in Section 3.10 are satisfied.


          3.10   Limitation on Deferred Basic Savings and

Deferred Supplemental Savings.  For any Plan Year, the Actual

Deferral Percentage for Highly Compensated Employees may not

exceed the greater of (a) or (b):

          (a)  one hundred twenty-five percent (125%) of the

Actual Deferral Percentage for Non-Highly Compensated Employees;

or


          (b)  the lesser of (i) two hundred percent (200%) of

the Actual Deferral Percentage for Non-Highly Compensated

Employees or (ii) the Actual Deferral Percentage for Non-Highly

Compensated Employees plus two (2) percentage points.


          3.11   Limitation on Nondeferred Salary Savings.  For

any Plan Year, the Average Contribution Percentage for Highly

Compensated Employees shall not exceed the greater of (a) or (b):


          (a)  One hundred twenty-five percent (125%) of the

Average Contribution Percentage for Non-Highly Compensated

Employees; or


          (b)  Two hundred percent (200%) of the Average

Contribution Percentage for Non-Highly Compensated Employees;

provided, however, that the Average Contribution Percentage for

Highly Compensated Employees may not exceed the Average

Compensation Percentage for Non-Highly Compensated Employees by

more than two (2) percentage points;


provided that in any Plan Year in which the Actual Deferral

Percentage of Highly Compensated Employees exceeds the amount described in Section 3.10(a) but not the amount described in

Section 3.10(b) and the Average Contribution Percentage of Highly

Compensated Employees exceeds the amount set forth in Section

3.11(a) but not the amount set forth in Section 3.11(b), the sum of the Actual Deferral Percentage of the Highly Compensated

Employees and the Average Contribution Percentage of the Highly

Compensated Employees for the Plan Year may not exceed the sum of

(c) 125 percent of the greater of (1) the Actual Deferral

Percentage of Non-Highly Compensated Employees for the Plan Year

or (2) the Average Contribution Percentage of Non-Highly

Compensated Employees for the Plan Year plus (d) the lesser of

(Y) two percent (2%) plus the lesser of the amounts described in

(c)(1) and (c)(2) or (Z) two hundred percent (200%) of the lesser of the amounts described in (c)(l) and (c)(2).  "Lesser" may be substituted for "greater" where it appears immediately after (c)

above, and "greater" may be substituted for "lesser" where it appears immediately after (d) above if such substitutions would yield a higher aggregate total.


          In the event such limitations are exceeded, such excess

shall be reduced as described in Section 3.10 but the amount of such reduction may only thereafter be distributed to the affected

Highly Compensated Employees on or before the last day of the calendar year following the calendar year in which such

contribution was made.

                           ARTICLE IV

              CONTRIBUTIONS BY EMPLOYING COMPANIES

          Section 4.01   Matching Contributions.  The Employing

Companies shall contribute an amount which, when added to current forfeitures of nonvested Matching Contributions pursuant to

Sections 9.04 and 11.02 shall equal fifty percent (50%) of the amount of each Participant's Basic Savings paid into the Plan for each Month plus the full amount of forfeitures required to be restored to the accounts of Participants who repay distributions pursuant to Section 7.05.  Matching Contributions shall be paid to the Trustee as soon as practicable.  Matching Contributions may be made, in the discretion of the Corporation, in the form of either cash or Company Stock, including, but not limited to,

shares of treasury stock or authorized but unissued shares of

Company Stock.


          Section 4.02  Security Contributions.  The Employing

Companies may contribute, as a Security Contribution for a Plan

Year, such amount as the Board, in its discretion, shall

determine.  Security Contributions may be made in the discretion of the Corporation, in the form of either cash or Company Stock,

including, but not limited to, shares of treasury stock or

authorized but unissued shares of Company Stock and shall be paid to the Plan during the course of, or within a reasonable period after the close of, the Corporation's fiscal year, but in no event later than the due date of the Corporation's federal income tax return for such Fiscal Year (including extensions, if any).

Security Contributions may be made either as (i) stated dollar amounts for each Eligible Employee, (ii) as a percentage of an

Eligible Employee's Eligible Salary, or (iii) a combination of

(i) and (ii).  Security Contributions shall be credited to the

Security Part of the Plan.

                            ARTICLE V

                           INVESTMENTS

          Section 5.01   Investment of Matching Contributions.


           Matching Contributions made in the form of cash shall

be invested at the direction of the Participant, in whole

percentage increments, in any one or combination of the then available Funds.  Matching Contributions made in the form of

Company Stock shall be initially invested in the Company Stock

Fund.  Once Matching Contributions have been made and initially credited, a Participant may, upon no less than thirty (30) days prior written notice, and effective on the first Day of the Month next following receipt of timely notice, transfer, all or any part, in whole percentage increments of any Fund as Matching

Contributions together with earnings thereon to any one or

combination of then available Funds, in whole percentage

increments.


          Section 5.02  Investment of Security Contributions.

Security Contributions made in the form of cash shall be invested at the discretion of the Participant, in whole percentage

increments, in any one or combination of the available Funds.

Security Contributions made in the form of shares of Company

Stock shall be initially invested in the Company Stock Fund.

Once Matching Contributions have been made and initially

credited, a Participant may, upon no less than thirty (30) days prior written notice and effective on the First Day of the Month next following receipt of timely notice, transfer all or any part, in whole percentage increments of the amount credited to any Fund as Security Contributions together with earnings thereon to any one or combination of then available Funds in whole

percentage increments.  The remaining Security Contributions in each Participant's Accounts not invested in the Contract Fund pursuant to this Section may be invested in the Contract Fund,

Equity Fund and Diversified Fund in twenty-five percent (25%)

increments, at the written direction of the Participant;

provided, however, unless a Participant elects otherwise in

writing on a form approved for such purpose by the Administrator,

all Security Contributions allocated to his or her Accounts shall be invested in the Contract Fund.


          Section 5.03   Investment of Participant Contributions.

A Participant's Basic Savings and Supplemental Savings shall be invested at the direction of the Participant, in whole percentage increments, in any one or combination of then available Funds.

Once initially credited, a Participant may, upon no less than thirty (30) days prior written notice and effective as of the

First Day of the Month next following receipt of timely notice,

transfer all or any part, in whole percentage increments of the amount credited to any Fund as Participant Contributions together with earnings thereon, to nay one or combination of then

available Funds in whole percentage increments.


          Section 5.04  Securities Laws Consideration.


          Notwithstanding any provisions of this Plan, the Plan

Administrator may promulgate any rules the Plan Administrator deems necessary or appropriate to insure that this Plan and

Participants hereunder comply in all respects with applicable securities laws of the United States and any state with

jurisdiction.  In addition, the Trustee shall sell such shares as soon as practical, but shall use its discretion in the time of such rules considering such factors as the applicable securities laws, market conditions and trading volume of such stock.  The amount of proceeds reinvested as directed by the Participant shall be the net amount actually realized upon such sale.

                               ARTICLE VI

                            INVESTMENT FUNDS

          Section 6.01   Investment Funds.  Basic Savings,

Supplemental Savings Matching Contributions and Security

Contributions shall be invested by the Trustee as directed by

Participants in the following Funds:


          (a)  Contract Fund.  A fund invested with an insurance

company, bank or other financial institution under an agreement which shall contain provisions that the insurance company, bank or other financial institution will guarantee repayment in full of such amounts deposited with such insurance company, bank or financial institution plus interest at either fixed or variable rates for a specified period.


          (b)  Equity Fund.  An equity fund, or a fund of common

stock or a commingled trust fund established for the collective investment of funds of employee benefit plans qualified under

Section 401(a) of the Code, designed to invest primarily in

growth-oriented common stock.


          (c)  Diversified Fund.  A diversified fund, or a fund

of common or preferred capital stocks, bonds, notes and/or

debentures or a commingled trust fund established for the

collective investment of funds of employee benefit plans

qualified under Section 401(a) of the Code, excluding, however,

any stocks or other securities of the Corporation, any Employing

Company, or any Affiliated Company designed to provide a balance between growth-oriented securities and income-oriented securities.


          (d)  Company Stock Fund.  A fund comprised of Company

Stock.


          (e)  Other.  Such other investment Fund or Funds as the

Board of Directors may determine and announce to the

Participants.


          Separate accounts may be maintained in each Fund to

record the investment of the Savings Part and the Security Part of the Plan.  The Trustee may temporarily hold cash or make

short-term investments pending investment as contemplated by this

Section 6.01.


          Section 6.02   Income and Dividends.  Dividends,

interest, and other distributions received on the assets held by the Trustee, an insurance company or financial institution in respect of each of the Funds shall be reinvested in the

respective Fund.


          Section 6.03   Voting and Exercise of Other Rights.

The Trustee shall have the sole right to exercise all rights relating to Company Stock held in the Company Stock Fund.

However, each Participant shall have the right to direct the

Trustee concerning the manner of exercise of voting and other rights pertaining to whole shares of Company Stock, vested and nonvested, allocated to his or her account. The Administrator shall set uniform procedures for securing directions of

Participants under this Subsection.


          Section 6.04   Appointment of Investment Manager.  The

Board may from time to time appoint (and, thereafter remove) an

Investment Manager which shall have such powers and duties in respect to the establishment and maintenance of the investment funds described above as the Board from time to time may direct.

                            ARTICLE VII

            VALUATION OF UNITS AND CREDITS TO ACCOUNTS


          Section 7.01   Valuation of Units.  As of each

Valuation Date and at least annually, the Administrator shall determine or cause to be determined the total fair market value of all assets then held in each Fund.


          Section 7.02   Computation of Value.  As of the

Valuation Date when the value of all assets in each Fund has been determined pursuant to Section 7.01 the value of each Unit in each of the Contract Fund, Equity Fund, and Diversified Fund (or

such other Fund or Funds then in effect other than the Company

Stock Fund) credited to Participant Accounts shall be determined by dividing (i) the total fair market value of all assets in each

Fund by (ii) the total number of Units in that Fund credited to the Accounts of all Participants immediately prior to such

Valuation Date, not including Units to be credited for new

contributions to that Fund as of that Valuation Date.



          Section 7.03   Purchase of Units.  As of the Valuation

Date for which the Units of each Fund have been valued pursuant to Section 7.02, the number of additional Units to be credited to the Accounts of each Participant in each of the Contract Fund,

Equity Fund, and Diversified Fund for the new contributions for that month shall be the amount contributed to each Participant's

Account in that Fund for that month divided by the value of each

Unit of each Fund prior to such contribution as determined

pursuant to Section 7.02.

          Section 7.04   Company Stock Fund.  For the purposes of

Section 7.01, the market value of the shares of Company Stock comprising the Company Stock Fund shall be determined as of each

Valuation Date and the value of such shares allocated to

Participant Accounts adjusted appropriately as of such date.  The number of additional shares to be credited to the Accounts of each Participant in the Company Stock Fund as of any Valuation

Date (i) in respect of dividends received since the immediately preceding Valuation Date shall be the number of shares purchased with such dividends multiplied by a fraction, the numerator of which is the number of whole and fractional shares credited to the Participant's Account as of the immediately preceding

Valuation Date and the denominator is the aggregate number of shares held in the Company Stock Fund as of the immediately

preceding Valuation Date and (ii) in respect of additional

contributions made during the period, shall be the number of shares equal to the amount contributed to such Participant's

Account since the immediately preceding Valuation Date divided by the Current Market Value as of that Valuation Date.  For the purposes of determining the Current Market Value of Company Stock in respect to any investment in the Company Stock Fund, transfer to or from the Company Stock Fund or withdrawal or distribution from the Company Stock Fund, Company Stock shall be valued as the net amount actually paid or received by the Trustee upon the purchase or sale of the shares of Company Stock, after payment of reasonable expenses, including brokerage commissions,

attributable to such transaction; provided, however, the Trustee may be directed to offset the number of shares, in whole or in part, otherwise to be sold in the aggregate of such transactions against the number of shares, in whole or in part, which would otherwise be purchased in respect to the aggregate of such

transactions, and, in such event, the shares so offset will be valued at the trading price of Company Stock on the date of such offset and no brokerage commission shall be charged.  In the event that all shares to be purchased or sold in respect to such events may not be sold, purchased or offset at a single time or on a single trading date, all shares of Company Stock comprising such transactions shall be valued at the weighed average of the net amount realized or paid upon all such sales, purchases and/or offsets.


          Section 7.05   Restoration of Forfeitures.  A

Participant who has forfeited his or her nonvested Account

balance upon incurring a Break in Service in accordance with

Section 9.03 and who is reemployed prior to incurring five (5)

consecutive Breaks in Service shall have the amount of his or her forfeiture restored to his or her Account upon the first

Valuation Date following the Participant's reemployment date;

provided, however, a reemployed Participant who received a

distribution pursuant to Section 11.02 must repay to the Trustee the amount of such distribution to receive a restoration to his or her Account of any amounts previously forfeited.  The

restoration to the Participant's Account of the previously

forfeited amounts shall not be made unless the Trustee receives a repayment of the amount distributed to the Participant within five (5) years of the Participant's reemployment date.

                           ARTICLE VIII

             WITHDRAWABLE PORTION AND DEFERRED PORTION


          Section 8.01   Withdrawable Portion.  Amounts allocated

to a Participant's Account (including but not limited to Matching

Contributions, but excluding Security Contributions) which are not attributable to (i) Deferred Salary Savings, (ii) amounts treated as Deferred Salary Savings for purposes of the

limitations set forth in Section 3.09 or (iii) earnings on any of the foregoing shall become part of the Participant's Withdrawable

Portion when such amounts become vested in accordance with

Article IX.


          Section 8.02   Deferred Portion.  Amounts allocated to

a Participant's Account which are attributable to (i) Deferred

Salary Savings, (ii) amounts treated as Deferred Salary Savings for the purposes of the limitations set forth in Section 3.09 or

(iii) earnings on any of the foregoing shall become part of the

Participant's Deferred Portion when such amounts become vested in accordance with Article IX.


          Section 8.03   Special Rule with Regard to Year

Classes.  Notwithstanding the provisions of Sections 8.01 and

8.02 above, separate Year Classes shall be formed under the Plan for Deferred Salary Savings, Nondeferred Basic Savings, Rollover

Contributions and Matching Contributions made for each Plan Year prior to the Plan Year beginning on January 1, 1989.  No Class

Years shall be formed for any Plan Year beginning on or after

January 1, 1989.

                          ARTICLE IX

                           VESTING


          Section 9.01   Contributions by Employees.  A

Participant shall always be completely vested in his or her

Deferred Salary Savings, Nondeferred Salary Savings, Rollover

Contributions and earnings on any of the foregoing.


          Section 9.02   Matching Contributions.  A Participant

shall become vested in Matching Contributions allocated to his or her Account upon the happening of the earliest of the following:


          (a)  his or her Death;


          (b)  his or her Retirement;


          (c)  his or her Permanent Layoff;


          (d)  with respect to amounts contributed by the

Corporation or an Affiliated Company for Plan Years ending on or before December 31, 1988 and which are part of the balance

attributable to a Year Class under Section 8.03, the third

anniversary of the end of such Class Year; or


          (e)  with respect to Employees who render an Hour of

Service on or after January 1, 1989, the date he or she completes five (5) Years of Service.


          Section 9.03  Security Contributions.  A Participant

shall be fully and immediately vested in Security Contributions

(and earnings thereon) made in stated dollar amounts under

Section 4.02(i).  A Participant shall become vested in Security

Contributions (and earnings thereon) made to his or her Account which were made as a percentage of Eligible Salary under Section

4.02(ii) upon the happening of the earliest of the following:


          (a) his or her Death;


          (b) his or her Retirement;


          (c) his or her Permanent Layoff; or


          (d) the date he or she completes five (5) Years of

Service.


For purposes of computing Years of Service for Eligible Employees who were participating in the Allegheny Ludlum Retirement

Security Program (the "RSP") on the Merger Date, an Eligible

Employee shall receive credit for Years of Service equal to the greater number determined under the rules described in this Plan above or the rules as follows:


          (i)  a number of Years of Service equal to the number

     of full Years of Continuous Service credited under the RSP as of the Merger Date; plus


          (ii) one Year of Service for the Plan Year of the Plan

     beginning January 1, 1993 if the Eligible Employee renders one thousand (1,000) Hours of Service in such year, computed by crediting [190 Hours of Service for each Month of

     Continuous Service] completed in such Plan Year before the

     Merger Date, plus the actual number of Hours of Service

     completed in such Plan Year after the Merger Date; plus


          (iii) one Year of Service for each Plan Year after the

     Plan Year beginning January 1, 1993 during which the

     Eligible Employee renders one thousand (1,000) Hours of

     Service.


          Section 9.04   Forfeitures.


          (a)  A Participant who incurs a Break in Service prior

to completing five (5) Years of Service or otherwise vesting in any portion of his or her Account in accordance with the

provisions of Section 9.02 and 9.03 shall forfeit the nonvested portion of his or her Account upon the date the Participant

incurs such Break in Service.  Forfeitures of Matching

Contributions and Security Contributions, and earnings thereon,

shall be applied to reduce any subsequent Matching and Security

Contributions, respectively, and shall be allocated in accordance with the provisions of Sections 4.01 and 4.02.


          (b)  A Participant who forfeited his or her nonvested

Accounts in accordance with (a) above and is subsequently

reemployed prior to incurring five (5) consecutive Breaks in

Service shall have Forfeitures restored to his or her Accounts in accordance with Section 7.05.

                           ARTICLE X

                  WITHDRAWALS WHILE EMPLOYED


          Section 10.01  Security Part.  In no event may a

Participant withdraw all or any part of his or her amount in the

Security Part while employed by the Corporation or an Affiliated

Company.


          Section 10.02   Withdrawable Portion.  A Participant

may withdraw all or any part of his or her Withdrawable Portion,

but in no event less than two hundred fifty dollars ($250) from any Fund (if his or her total interest in such Fund is less than two hundred fifty dollars ($250), he or she may withdraw the total) by making written application therefor on a form approved by the Administrator and effective as of the time determined by the Administrator under uniform rules applicable to all

employees; furthermore, if after a withdrawal from any Fund his or her remaining interest in that Fund would be less than two hundred fifty dollars ($250), he or she must withdraw the total.


          Section 10.03   Deferred Portion.  A Participant who is

age fifty-nine and one-half (59-1/2) or older may withdraw all or any part of his or her Deferred Portion, but in no event less than two hundred fifty dollars ($250) from any Fund (if his or her total interest in such Fund is less than two hundred fifty dollars ($250), he or she may withdraw the total) by making

written application therefor on a form approved by the

Administrator and effective as of the time determined by the

Administrator under uniform rules applicable to all employees;

furthermore, if after a withdrawal from any Fund his or her

remaining interest in that Fund would be less than two hundred fifty dollars ($250) he or she must withdraw the total.


          Section 10.04   Hardship Withdrawal.  Notwithstanding

Section 10.03, a Participant who has not attained age fifty-nine and one-half (59-1/2) may file an application in writing,

together with such supporting documents as the Committee may request, for a Hardship Withdrawal in an amount not less than the minimum under Section 10.03 but not greater than an amount equal to the aggregate of his or her Deferred Salary Savings (not

including earnings thereon) not previously withdrawn.  Upon the

Committee's approval and if the Committee finds that such

Hardship Withdrawal is required by reason of a financial

hardship, the Participant shall be permitted to alleviate such hardship from his or her Deferred Portion.  In the event a

Hardship Withdrawal is permitted, the Participant making such withdrawal shall be suspended from making contributions under the

Plan for the period indicated below.  For the purposes of this

Section 10.04, the term "hardship" shall mean circumstances such that (i) the Participant is confronted with immediate and heavy financial needs and (ii) the requested distribution is necessary to meet such needs, after taking into account the Participant's other available financial resources.  The interpretation of the term "hardship" shall be consistent with Section 401(k) of the

Code and the Treasury Regulations provided thereunder.

          For purposes of the preceding paragraph, the following

shall be deemed to constitute immediate and heavy financial needs of the Participant:


               (i)  Expenses for medical care, as described in

     Section 213(d) of the Code, incurred by the Participant, or his or her spouse or other dependents, or necessary for such persons to obtain medical care, which are not covered by an insurance policy or employee benefit plan;


               (ii) Purchase of a principal residence to be

     occupied by the Participant, other than regular mortgage

     payments;


               (iii) Payment of tuition and related educational

     fees for the next 12 months for post-secondary education for the Participant or his or her spouse, children or

     dependents;


               (iv) The foreclosure of a mortgage on the

     Participant's principal residence or preventing the eviction of the Participant from his or her residence, and


               (v)  Such other immediate and heavy financial

     needs as may be approved by the Internal Revenue Service

     through the issuance of Revenue Rulings, Regulations,

     Notices or other generally applicable documents.


          For purposes of this Section 10.04, withdrawals shall

be deemed to be necessary to satisfy an immediate and heavy

financial need of a Participant if, and only if, the Participant submits written documents and other clear proof that all of the following requirements are satisfied:


               (i)  The withdrawal is not in excess of the amount

     of the immediate and heavy financial need of the

     Participant, including any amounts necessary to pay federal,

     state, or local income taxes or penalties reasonably

     anticipated to result from the distribution;


               (ii) The Participant has obtained all withdrawals,

     other than hardship withdrawals, and all nontaxable loans

     currently available under all employee benefit plans

     maintained by the Corporation or any Affiliated Companies;


               (iii) The Participant's Elective Deferrals and

     other employee contributions to this Plan or other

     contributory plan maintained by the Corporation and any

     Affiliated Companies will be suspended for at least 12

     months after receipt of the hardship; and


               (iv) The Participant may not make elective

     contributions under this Plan or any other plan maintained by a Corporation and any Affiliated Companies for the

     Participant's taxable year immediately following the taxable year of the hardship withdrawal in excess of the Elective

     Deferral Limitation for such year less the amount of such

     Participant's elective contributions for the taxable year of the hardship withdrawal.

          The Plan Administrator shall establish a uniform and

nondiscriminatory policy for reviewing Participant applications for hardship withdrawals under this Section 10.04.


          Section 10.05   Replacement.  A Participant may not

replace any amounts withdrawn under Sections 10.02, 10.03 or

10.04.


          Section 10.06  Loans.


          (a)  Upon application of a Participant, the

Administrator may direct the Trustee to make a loan or loans to such Participant in accordance with a uniform, non-discriminatory policy applicable to all loans made hereunder, upon the

Participant posting adequate security, agreeing to pay the

Trustee a reasonable rate of interest, and complying with such other terms and conditions as the Administrator may require, in accordance with this Section.  Loans shall be available only to

Participants employed by the Corporation or an Affiliated Company and their beneficiaries, and shall be available to all such

Participants and beneficiaries on a reasonably equivalent basis.

Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to Nonhighly

Compensated Employees.  Loans shall only be available from the portion of a Participant's Accounts in the Savings Part of the

Plan.


          (b)  A Participant may apply for a loan by completing

and returning to the Administrator an application (the "Loan

Application").  The Administrator shall review the Loan

Application and shall approve or deny a loan, in its sole

discretion.  If approved, the loan shall be documented by a

promissory note, a payroll withholding authorization and certain other forms that the Participant will be required to sign, which are described in the Loan Application.  The Loan Application also contains the following information:


          (i)  the person authorized to administer loans made

     under this Section;


          (ii) the procedure for applying for loans;


          (iii) the basis on which loans will be approved or

     denied;


          (iv) limitations on the types and amount of loans

     available;


          (v)  how the interest rate will be determined;


          (vi) the collateral required for a loan; and


          (vii) events constituting a default and the action that

     will be taken to preserve the assets of the Plan in the

     event of a default.


The Administrator is authorized to amend the Loan Application and the other forms used to document and secure loans in such manner and at such times as the Administrator, in its discretion, deems necessary or appropriate.  The Loan Application is incorporated in this Plan by this reference and is deemed to be a part of this

Plan.

          (c)  Adequate security for repayment of a loan may

consist of, or include, in the discretion of the Administrator,

the Participant's vested balance in his or her Accounts;

provided, however, that not more than fifty percent (50%) of the present value of a Participant's vested balance in his or her

Accounts may be used as security for all outstanding loans to the

Participant.  In addition, such security may include the

pledging, upon such terms and conditions as are determined by the

Administrator, of governmental or corporate securities having sufficient value adequately to secure in full the repayment of the loan, including accrued interest.  In the event of a default on a loan, foreclosure on security consisting of the

Participant's vested balance in his or her Accounts shall not occur until distribution is otherwise permitted under the Plan,

and the loan shall remain outstanding and shall continue to

accrue interest (at a penalty rate, if applicable) until the default is cured or foreclosure occurs.


          (d)  Any loan to a Participant shall be repaid by the

Participant in such manner as the Administrator shall determine;

provided, however, that all loans shall provide for level

amortization of principal and interest over the term of the loan,

with payments not less frequently than quarterly, and that the maximum term of all loans may not exceed five (5) years, unless a loan is used to acquire any dwelling which within a reasonable time (determined at the time the loan is made) is to be used as the principal residence of the Participant.  All outstanding loans to Participants hereunder shall bear a reasonable rate of interest, determined by the Administrator at the time a loan is made, accruing from the date the loan is made to the Participant until the date of repayment of the outstanding principal.


          (e)  The amount of any such loan, together with the

outstanding balance of all other loans to the Participant from the Plan and all other plans maintained by any Employing Company,

shall not exceed the smallest of the following amounts:


          (i)  $50,000 reduced by the excess (if any) of:


               (A)  the highest outstanding balance of loans from

          the Plan to the Participant during the one year period

          ending on the day before the date on which such loan

          was made, over


               (B)  the outstanding balance of loans from the

          Plan to the Participant on the date on which such loan

          was made; or


          (ii)  one-half the vested balance of the Participant's

     Accounts under the Plan determined as of the Valuation Date immediately preceding the date the loan is requested.


          In no event shall the total sum of any loan or loans

outstanding at any time to any Participant exceed 100% of the vested balance of his or her Accounts as of the Valuation Date immediately preceding the application.


          (f)  The Administrator shall promulgate rules and

procedures relating to such loans. In addition to the limitations contained in the Loan Application, the Administrator may further limit the amount of a loan in order to maintain a reserve chargeable against a Participant's Accounts for income taxes which may have to be withheld by the Trustee if the loan becomes a deemed distribution to the Participant.  Any taxes required to be withheld by the Trustee shall be charged to and shall reduce the Participant's Accounts to the extent possible and, if not payable from the Participant's Accounts, shall be an administrative expense of the Plan and shall be reimbursed by the

Participant.


          (g)  Notwithstanding any provision in this Section to

the contrary, this Section and all loans made pursuant hereto shall be construed and administered in accordance with Section

72(p) of the Code and Department of Labor Regulation Section

2550.408b-1.

                            ARTICLE XI

           DISTRIBUTIONS UPON TERMINATION OF EMPLOYMENT


          Section 11.01   Distributions Upon Termination of

Employment by Reason of Retirement, Permanent Layoff or Death.

Subject to an election under Section 11.05, a Participant whose employment terminates by reason of Retirement, Permanent Layoff or death shall receive the then remaining balance in his or her

Account in a single distribution consisting of the sum of (i) an amount of cash equal to the current unit value of all Units in the Funds other than the Company Stock Fund and all uninvested cash then held in his or her Account and (ii), at the election of the Participant, either (x) an amount of cash representing the

Current Market Value determined under Section 7.04 of shares of

Company Stock held in his or her Account or (y) a certificate representing the number of whole shares of such Company Stock and an amount of cash equal to any fractional shares then held in his or her Account.


          Section 11.02   Distributions Upon Termination of

Employment by Reason of Resignation or Discharge.  Subject to an

election under Section 11.05, a Participant whose employment terminates by reason of resignation or discharge shall receive the then remaining balance in his or her Account which is then vested pursuant to Article IX in a single distribution consisting of the sum of (i) an amount of cash equal to the current unit value of all vested Units in the Funds other than the Company

Stock Fund and all uninvested cash then held in his or her

Account and (ii), at the election of the Participant, either (x) an amount of cash representing the value determined under Section

7.04 of vested shares of Company Stock held in his or her Account or (y) a certificate representing the number of vested whole shares of such Company Stock and an amount of cash equal to any vested fractional shares then held in his or her Account.

Security and Matching Contributions and earnings thereon which have not become vested and have not been distributed pursuant to this Section shall be deemed Forfeitures as provided in Section

9.04 as of the date of distribution of the then vested amount.  A

Participant who has a zero percent (0%) vested, nonforfeitable right to his or her Security and Matching Contributions shall be deemed to receive a total distribution of such zero (0) amount.


          Section 11.03   Disregard of Service.  If a Participant

has five (5) or more consecutive one-year Breaks in Service, all service after such Breaks in Service shall be disregarded for the purpose of vesting the Security and Matching Contributions

accrued prior to such Breaks in Service.


          Section 11.04   Transfer of Employment.  A Participant

will not be deemed to have a termination of employment for the purposes of Sections 11.01 and 11.02 as long as he or she is an employee of an Affiliated Company or an Employing Company.


          Section 11.05   Election to Defer Receipt of

Distributions and Withdrawals of Distributions Deferred.


          (a)  Election to Defer Distributions.  A person who is

entitled to receive a distribution pursuant to Article XI whose

Accounts have a present value in excess of $3,500 may elect, on writing in a form approved for such purpose and delivered to the

Administrator no less than thirty (30) days prior to the date of such distribution would otherwise be made, to defer receipt of the entire amount of such distribution until the earlier of (i)

the date designated by such person in such election or (ii) the first day of April of the calendar year following the calendar year in which the Participant with respect to whom such

distribution is made attains or would have attained age 70-1/2.

In addition, such person who files such election shall be

permitted to make a transfer between funds (subject to Subsection

(d) below), effective as soon as practicable thereafter pursuant to Section 5.04.  In the event that no election is made under this Section, distributions shall be made as otherwise provided by the Plan.  After the date of such election, such Participant

(and his or her beneficiary) shall not be permitted to make

contributions to the Plan, notwithstanding his or her continuing status as a Participant.


          (b)  Withdrawals.  After making an election to defer

receipt of a distribution hereunder, such person may withdraw all or any part of such amount, together with earnings thereon, by filing with the Administrator a written notice of withdrawal specifying both the amount to be withdrawn and the Fund or Funds from which such amounts are to be withdrawn.  Such withdrawal shall be effective on the date specified in the written notice of withdrawal presented to the Administrator but not earlier than the Valuation Date next following the date such instructions are received by the Trustee. Such withdrawal shall be paid in the form and at the values as set forth in Section 11.01 or Section

12.02, as applicable to the amounts withdrawn, provided, however,

no partial withdrawal may be in an amount less than the lesser of

(x) $5,000 or (y) 10% of the amount deferred, together with

interest thereon, but less the amount, if any, previously

withdrawn under this Subsection.  Amounts withdrawn may not be replaced.


          (c)  Distribution.  On the first day of the month

coincident with or next following the date for distribution as initially elected under subsection (a), the then balance,

together with interest thereon but less amounts previously

withdrawn, will be paid to the person who initially deferred receipt of such distribution (or to his or her beneficiary in the event of his or her death), in a single lump sum in the form of payment and subject to the valuation as set forth in Section

11.01 and Section 11.02, as applicable.  A person deferring under this Section shall be entitled to designate and revoke a

designation of a beneficiary under Section 13.05 at any time prior to the distribution date.


          (d)  Transfers Among Funds.  Amounts deferred hereunder

may not be transferred into the Company Stock Funds.


          (e)  Other Provisions.  Except as specifically set

forth in this Section, all other provisions of the Plan shall apply to amounts deferred.

                           ARTICLE XII

             PAYMENT OF WITHDRAWALS AND DISTRIBUTIONS


          Section 12.01   Contract Fund, Equity Fund and

Diversified Fund.  Upon withdrawal or distribution from the

Contract Fund, Equity Fund or Diversified Fund, the Participant

shall be paid in cash.  The amount shall be determined as of the

Valuation Date coinciding with or next preceding the date of payment.


          Section 12.02   Company Stock.  Upon any withdrawal or

distribution from the Company Stock Fund, the Participant shall receive, at his or her election, either (i) an amount of cash equal to the then Current Market Value of such shares in respect of such withdrawal or distribution as determined pursuant to

Section 7.04 or (ii) a certificate representing the number of whole shares of Company Stock credited to his or her Account and cash equal to the value of such share as determined pursuant to

Section 7.04 on the effective date of such withdrawal or

distribution of any fractional interest in a share being

withdrawn or distributed.


          Section 12.03   Effective Date of Withdrawal or

Distribution.  The effective date of any withdrawal or

distribution shall be (i) in the case of a withdrawal while still employed, the date specified in a written notice of withdrawal presented to the Administrator, but not earlier than the date such notice is received by the Trustee, or (ii) in the case of termination of employment, the date of such termination. Subject to the provisions of Section 12.01, payment shall be made as soon as practicable after the effective date of withdrawal or

distribution, as the case may be, but in no event later than one year after the date of withdrawal or distribution.


          Section 12.04   Payment of Benefits.  Notwithstanding

any other provision of the Plan, unless the Participant elects otherwise pursuant to Section 11.05, payment of benefits under the Plan shall be made not later than the sixtieth (60th) day after the end of the Plan Year in which the latest of the

following events occurs:


               (i)   The date on which the participant attains

          age sixty-five (65);


               (ii)  The fifth (5th) anniversary of the year in

          which the Participant commenced participation in the

          Plan; or


               (iii) The date on which the Participant terminates

          his or her service with the Employing Companies.


Notwithstanding the foregoing the benefits of a Participant must be distributed no later than the first day of April following the calendar year in which such Participant attains age seventy and one-half (70-1/2).  Notwithstanding any provision of this Plan to the contrary, if the present value of a Participant's accrued benefits (both from Employing Company and Eligible Employee

contributions) is in excess of $3,500 (or exceeded $3,500 at the time of any previous withdrawal or distribution), distributions of such benefits shall not commence prior to the earliest retirement age unless (i) the Participant has consented in

writing or (ii) the distribution is by reason of the

Participant's death.


          Section 12.05   Application of Security and Matching

Contributions and Earnings Forfeited.  Security and Matching

Contributions and earnings thereon that have been forfeited in accordance with the provisions of Sections 9.04 and 11.02 shall be applied to reduce any subsequent Security and Matching

Contributions, respectively, required under the Plan, or, if the

Plan shall be terminated, any amount not previously so applied shall be credited totally to the Accounts of all Participants at the time of such termination.  Shares of Company Stock applied in the reduction of Security and Matching Contributions shall be credited at the Current Market Value on the date of such

forfeiture.


          Section 12.06  Incidental Benefit Requirements.

Notwithstanding any contrary provision contained in this Plan, a

Participant's vested Accounts shall be distributed in accordance with the required distribution rules and the minimum distribution incidental benefit rules of Section 401(a)(9) of the Code and

Treasury Regulations promulgated thereunder.

                          ARTICLE XIII

                         ADMINISTRATION


          Section 13.01   Trustee.  The Corporation shall enter

into a Trust Agreement with a corporation or association having trust powers to act as Trustee under the Plan, a copy of which

Agreement will, upon written request of Participant, be made available for inspection by him or her.  The Corporation may,

from time to time, remove such Trustee or any Successor Trustee,

and such Trustee or any Successor Trustee may resign.  The

Corporation may, upon removal or resignation of a Trustee,

appoint a Successor Trustee.


          Section 13.02   Administrator.  The Administrator of

the Plan shall be a committee appointed by the Board.  The

Administrator shall be the named fiduciary with respect to

Administration of the Plan and shall have such additional

fiduciary responsibilities as the Board of Directors shall

delegate to it from time to time.  The Administrator shall adopt a claim and claims review procedure and such other administrative regulations as it shall deem necessary or proper for the

efficient administration of the Plan.  The Administrator shall have complete discretionary authority to determine eligibility for benefits, to interpret and construe the Plan, to supply

omissions herein and to establish rules and regulations for the interpretation and administration of the Plan and transaction of its business.  Subject to the claims review procedure, decisions of the Administrator shall be final and binding upon the

Employing Companies and their employees to the extent permitted by law.


          Section 13.03   Liability.  No member of the

Administrator shall be liable for any loss other than that

specifically provided for under the standards applicable to

fiduciaries as contained in the Act.  No member shall be

personally liable upon, or with respect to, any agreement, act,

transaction or omission executed, committed or suffered to be committed by himself as a member of the Administrator or by any other member, agent or representative of the Administrator,

except as specifically provided in Title I of the Act.  The

Administrator, and any member and agent thereof, shall be fully protected in relying upon the advice of any legal counsel,

physician or other expert retained by the Administrator or the

Corporation.  Other than the bonding requirement under Section

412 of the Act, no bond or other security shall be required of any member of the Administrator in any jurisdiction.


          Section 13.04   Administrative Expenses.  Except as

otherwise provided in the Plan, all costs and expenses incurred in administering the Plan, including the expenses of the

Administrator, the fees and expenses of the Trustee and other legal and administrative expenses, shall be paid by the Employing

Companies.


          Section 13.05   Designation of Beneficiaries in the

Event of Death.  Upon the death of a Participant, the value of the assets in his or her Account shall be distributed to the beneficiary or beneficiaries designated. A Participant shall designate his or her beneficiary upon becoming a Participant and may change such designation at any time by filing a written

designation with the Administrator.  Any designation of a

beneficiary other than the Participant's spouse shall not be effective unless the spouse consents in writing.  The spouse's consent must be witnessed by a representative of the

Administrator or a notary public. Notwithstanding this

requirement, if the Participant establishes to the satisfaction of the Administrator that such written consent cannot be obtained because there is no spouse or the spouse cannot be located, the written consent of the Participant will be deemed sufficient.  A consent will be valid only with respect to the spouse who signs the consent or, in the event of a deemed consent, the designated spouse.  A revocation of a prior election may be made by the

Participant without the consent of the spouse at any time before the commencement of benefits.  The number of revocations shall not be limited.  Upon the death of a Participant, if there is no designated beneficiary then living, or if the designation is not effective for any reason, as determined by the Administrator, the

Participant's beneficiary shall be his or her surviving spouse or, if none, his or her estate.


          Section 13.06  Limits on Contributions.  Allocations

shall be limited to a Participant's Account as follows:



          (a)  The total value of the Annual Addition under this

Plan and any other defined contribution plan of the Corporation and Affiliated Companies (whether or not terminated) made on behalf of any Participant for any Plan Year shall not exceed the lesser of (i) thirty thousand dollars ($30,000), or such other amount as may be permitted under regulations prescribed under

Section 415(d) of the Code or any successor provision, or (ii)

twenty-five percent (25%) of such Participant's Compensation during such Plan Year.


          (b)  In the event that it is determined that the Annual

Addition on behalf of any Participant for any Plan Year is in excess of the limitations contained in this Section 13.06(a),

such Annual Addition shall be reduced as follows to the extent necessary to bring such contribution within the limitations

contained herein:



               (i)  Any Nondeferred Basic Savings and Nondeferred

     Salary Savings shall be returned to the Participant, to the extent no other limitations are exceeded.  Any returned

     contributions shall not be considered Nondeferred Basic and

     Salary Savings for purposes of Section 3.11.


               (ii) Matching Contributions attributable to any

     returned Nondeferred Basic Savings shall be allocated to

     Accounts of remaining Participants in proportion to their

     Basic Savings for the Plan Year to the extent no other

     limitations are exceeded.



               (iii) Security Contributions shall be allocated to

     the Accounts of remaining Participants in proportion to

     their Compensation for the Plan Year, to the extent no other limitations are exceeded.

               (iv) All remaining excess amounts shall be

     allocated to a suspense account in accordance with the

     following rules:



                    A.   No Matching or Security Contributions

          may be made at any time when the allocation thereof

          would be precluded by Section 415 of the Code;



                    B.   Investment gains and losses and other

          income are not allocated to the suspense account;



                    C.   Suspense account amounts are allocated

          as of the end of each subsequent Plan Year to the

          Participant's Accounts until the suspense account is

          exhausted.  If the Participant is not covered by the

          Plan at the end of a Plan Year, the suspense account

          amounts shall be allocated to the Accounts of remaining

          Participants as of the end of each Plan Year.



          In the event of Plan termination, such suspense account

shall revert to the Employing Companies to the extent it may not then be allocated to any Participant's Account.



          Section 13.07   Combined Limitations.



          (a)  Notwithstanding any other provision of this Plan,

and as required by the Act, if any Participant is, or was,

covered under a defined benefit plan and a defined contribution plan maintained by the Corporation or an Affiliated Company, the sum of the Participant's defined benefit plan fraction and defined contribution plan fraction may not exceed 1.0 in any Plan

Year (which shall also be the limitation year).


          (b)  The defined benefit plan fraction is a fraction,

the numerator of which is the sum of the Participant's projected annual benefits under all defined benefit plans (whether or not terminated) maintained by the Corporation or an Affiliated

Company, and the denominator of which is the lesser of (i) 1.25 times the dollar limitation of Section 415(b)(l)(A) of the Code in effect for the Plan Year or (ii) 1.4 times the Participant's average compensation for the three (3) consecutive years that produces the highest average.  "Projected annual benefit" means the annual benefit to which the Participant would be entitled under the terms of the Plan, if the Participant continued

employment until normal retirement age (or actual age, if later)

and the Participant's Compensation for the Plan Year and all

other relevant factors used to determine such benefit remained constant until normal retirement age (or actual age, if later).


          (c)  The defined contribution plan fraction is a

fraction, the numerator of which is the sum of the annual

additions to the Participant's account under all defined

contribution plans maintained by the Corporation or an Affiliated

Company (whether or not terminated) for the current and all prior

Plan Years, and the denominator of which is the sum of the lesser of the following amounts determined for such year and for each prior year of service with the Corporation or an Affiliated

Company: (i) 1.25 times the dollar limitation in effect under

Section 415(c)(l)(A) of the Code for such year, or (ii) 1.4 times the amount which may be taken into account under Section

415(c)(1)(B) of the Code.



          (d)  If, in any Plan Year, the sum of the defined

benefit plan fraction and the defined contribution plan fraction will exceed 1.0, the rate of benefit accrual under the defined benefit plan will be reduced so that the sum of the fractions equals 1.0.

                           ARTICLE XIV

                    TOP-HEAVY PLAN PROVISIONS


          Section 14.01   Purpose.  The purpose of this Article

XIV of the Plan is to comply with the special rules applicable to

"top-heavy" plans contained in Section 416 of the Code, as added by Section 240 of the Tax Equity and Fiscal Responsibility Act of

1982, and the appropriate Regulations issued thereunder,

including Proposed Reg. Section 1.416-1 and successor

Regulations.  The rules set forth in this Article XIV shall be operative if the Plan is, or becomes, "top-heavy" within the meaning of Section 416 of the Code and the Regulations

thereunder.  In the event that by statutory repeal or amendment,

or regulatory change or ruling by the Internal Revenue Service,

any of the limitations or restrictions of this Article XIV are no longer necessary in order for the Plan to meet the requirements of Section 416 of the Code or other applicable provisions of the

Code then in effect, such limitations or restrictions shall

immediately become null and void and shall no longer apply

without the necessity of further amendment to the Plan.  The rules contained in this Article XIV shall, except otherwise

specifically noted, be effective January 1, 1984.



          Section 14.02   Definitions.  For purposes of this

Article XIV only, the following terms shall have the meanings set forth below:

          (a)  "Determination Date" means, as to any Plan Year,

the last day of any preceding Plan Year or, in the case of the first Plan Year, the last day of such Plan Year.


          (b)  "Key Employee" means any Employee, or former

Employee, or Beneficiary of either, who at any time during the

Plan Year or the four preceding Plan Years, is:



               (i)  an officer of the Employer having an annual

     Compensation (as defined below) greater than the amount

     determined by multiplying 50% of the dollar limitation under

     Section 415(b)(l)(A) of the Code;


               (ii)  one of the 10 Employees owning the largest

     interests in the Employer having an annual Compensation at least equal to the dollar limitation under Section

     415(c)(l)(A) of the Code;



               (iii) a 5% owner of the Employer; or



               (iv)  a 1% owner of the Employer having aggregate

     annual Compensation of at least $150,000 from the Employer and all entities required to be aggregated with the Employer under Sections 414(b), (c) and (m) of the Code.



          For purposes of subparagraphs (ii), (iii) and (iv),

owners of the Employer shall include those considered as owners within the meaning of Section 318 of the Code.  As used in this

Section 14.02(b), "Compensation" shall have the meaning assigned in Section 1.35(g) hereof.  In identifying the top 10 Employee owners under Subsection 14.02(b)(2), only owners of greater than a one-half percent (1/2%) interest in the Employer will be considered, and if several Employees have equal ownership

interests, those Employees with higher Compensation shall be treated as having a greater ownership interest.  The

determination of who is a Key Employee shall be made in

accordance with Section 416(i) of the Code and the Regulations thereunder, the provisions of which are incorporated herein by reference.


          (c)  "Non-Key Employee" means any Employee other than a

Key Employee, and shall include any former Key Employee.


          (d)  "Valuation Date" means the most recent Valuation

Date occurring within the 12-month period ending on the

Determination Date.


          (e)  "Employer" means the Corporation.


          (f)  "Employee" means an Eligible Employee.


          Section 14.03   Determination of Whether the Plan Is

"Top-Heavy".  The Plan will be deemed to be "top-heavy" in any

Plan Year if, as of the Determination Date, the sum of the

present value of accrued benefits of Key Employees exceeds 60% of the sum of the present value of accrued benefits of all

Participants, excluding former Key Employees.  As used in this

Section 14.03, the present value of accrued benefits includes the amount attributable to Security and Matching Contributions and

Employee contributions allocated to the individual accounts of

Participants and former Participants. The determination of whether the Plan is "top-heavy" and the extent to which distributions, rollovers, and transfers are taken into account in such calculation shall be made in accordance with Section 416 of the Code and the regulations thereunder which are herein

incorporated by reference.  Deductible employee contributions will not be taken into account in determining whether the Plan is

"top-heavy". Furthermore with respect to Plan Years beginning after December 31, 1984, a former Participant's account balance is to be disregarded in determining whether the Plan is "top-

heavy", unless the Participant performed any services for the

Employer within the 5 year period ending on the Determination

Date.


          Section 14.04   Aggregation Group of Employer Plans.

All corporations and businesses that are aggregated under

Sections 414(b), (c), (m) and (o) of the Code and regulations thereunder with the Employer must be considered with the Employer for the purposes of determining whether the Plan is "top-heavy".

All plans of the Employer in which a Key Employee participates,

and each other stock bonus, pension or profit sharing plan, if any, of the Employer which enables any plan in which a Key

Employee participates to meet the requirements of Section

401(a)(4) or Section 410 of the Code, will be aggregated as a required aggregation group within the meaning of Section 416(g)

of the Code.  Each plan in the required aggregation group will be

"top-heavy" if the group is "top-heavy", and no plan in the group will be "top-heavy" if the group is not "top-heavy".

          In addition, the Employer may elect to include as part

of the permissive aggregation group under Section 416(g) of the

Code any plans that are not part of a required aggregation group but that satisfy the requirements of Sections 401(a)(4) and 410 of the Code when considered together with the plans constituting the required aggregation group.  If the permissive aggregation group is "top-heavy", only those plans which are part of the required aggregation group will be subject to the additional requirements applicable to "top-heavy" plans as herein provided.



          Section 14.05   Special Minimum Contribution and

Minimum Vesting, and Compensation Limitation, Becoming Operative

in the Event the Plan Becomes "Top-Heavy".  In the event that the

Plan shall be determined to be "top-heavy" as to any Plan Year,

the following special vesting and minimum contribution

requirements shall become operative for such Plan Year:



          (a)  Notwithstanding Sections 9.02 and 9.03 of the

Plan, the following vesting schedule shall, to the extent it results in more rapid vesting than provided for in Sections 9.02 and 9.03, apply to any Participant hereunder, as provided in

Section 416 of the Code:


                                        Nonforfeitable Percentage
     Years of Service                   of Accrued Benefit

          2                                       20%
          3                                       40%
          4                                       60%
          5 or more                              100%

          (b)  Minimum Contributions.  The Employer contributions

and forfeitures allocated to the accounts under the Plan of a

Non-Key Employee for each Plan Year in which the Plan is "top-

heavy" shall equal the lesser of (i) 3% of the Participant's

Compensation for such Plan Year and (ii) the largest percentage of his or her Compensation allocated to the accounts of a Key

Employee under the Plan for that Plan Year.  For Plan Years

beginning after December 31, 1984, any Participant's elective contributions under Section 401(k) of the Code will be treated as

Employer contributions for the purposes of the minimum

contributions requirements.



          All Participants who have not terminated employment as

of the last day of the Plan Year must receive the minimum

contribution.  Employees who (i) failed to complete 1,000 Hours of Service during the Plan Year, (ii) declined to make mandatory contributions to the Plan or (iii) would have been excluded from the Plan because their compensation is less than a stated amount,

must nevertheless be considered Participants for purposes of the minimum contribution in this Section 14.05(b) if such Employees are required to satisfy the coverage requirements of Section

410(b) of the Code in accordance with Section 401(a)(5) of the

Code.  The minimum contribution is determined without regard to any Social Security contributions.



          (c)  In the event that the Employer maintains a defined

benefit plan and this Plan, both of which are top-heavy in any

Plan Year, all Participants entitled to a Minimum Contribution under Subsection 14.05(b) shall receive, in lieu of and in place of the Minimum Contribution in Subsection 14.05(b) a Minimum

Contribution of five percent of his or her Compensation for such

Plan Year and benefits under this Plan shall be used to offset the minimum benefit to be provided under the defined benefit plan if such defined benefit plan so provides.



          (d)  In the event that the Non-Key Employee is covered

only under this Plan and under no other plan, an amount equal to

4% of the Non-Key Employee's Compensation for such top-heavy Plan

Year shall be allocated to his or her Account in lieu of the

Minimum Contribution otherwise provided under Subsection

14.05(b).



          Section 14.06   Pre-"Top-Heavy" Plan Terminated

Participant.  This Article XIV shall not apply to any Participant who does not complete an Hour of Service after the Plan becomes

"top-heavy".



          Section 14.07   Special "Top-Heavy" Reduction in

Combined Benefit.  In the event that the Plan shall be determined to be "top-heavy" in any Plan Year, the multiple applicable to the dollar limitation in the denominator of the defined benefit fraction described in Section 13.07(b) of the Plan and the

multiple applicable to the dollar limitation in the denominator of the defined contribution fraction described in Section

13.07(c) of the Plan shall be one (1) rather than 1.25; provided,

however, that this Section 14.07 of the Plan shall not apply in the event that the Plan is not a "super top-heavy" plan as

defined in Section 14.10(a) of the Plan and each participant who is a Non-Key Employee shall receive the minimum contribution set forth in paragraph (b) of Section 14.05 of the Plan, except that the multiple in subparagraph (i) of paragraph (b) of Section

14.05 shall be 4% rather than 3%.



          Section 14.08   Termination of "Top-Heavy" Status.  In

the event that the Plan shall be "top-heavy" within the meaning of Section 416 of the Code for any Plan Year, and in a subsequent

Plan Year the Plan shall cease to be "top-heavy", the special

"top-heavy" vesting, minimum contribution and Compensation

Limitation rules shall cease to apply with respect to any Plan

Year for which the Plan is not "top-heavy"; provided, however,

that in no event shall a reduction in a Participant's

nonforfeitable percentage of benefits accrued while the Plan was top-heavy occur by reason of a change in the Plan's status.



          Section 14.09   Multiple "Top-Heavy" Plans.  In the

event that a Participant in the Plan is also participating in a defined benefit plan maintained by the Employer or an affiliated employer during a Plan Year in which both the Plan and such

defined benefit plan are "top-heavy", the Participant shall

receive the minimum accrued benefit under the defined benefit plan rather than the minimum contribution provided for in this

Plan.



          Section 14.10   Effect of the Plan Becoming "Super Top-

Heavy".



          (a)  The Plan shall be deemed to be "super top-heavy"

if, as of the most recent Valuation Date, the sum of the present value of accrued benefits for Key Employees is more than 90% of the sum of the present value of accrued benefits for all

Employees, excluding former Key Employees.



          (b)  In the event that the Plan shall be determined to

be "super top-heavy" in any Plan Year, the multiple applicable to the dollar limitation in the denominator of the defined benefit fraction described in Section 13.07(b) of the Plan and the

multiple applicable to the dollar limitation in the denominator of the defined contribution fraction described in Section

13.07(c) of the Plan shall be one (1) rather than 1.25.

                            ARTICLE XV

                          MISCELLANEOUS



          Section 15.01   Alienation.  The income and principal

of the Trust Fund are for the sole use and benefit of the

Participants and beneficiaries of the Plan, and, to the extent permitted by law, shall be free, clear, and discharged of and from, and are not to be in any way liable for, debts, contracts or agreements, now contracted or which may hereafter be

contracted, and from all claims and liabilities now or hereafter incurred by any Participant or beneficiary.  Other than as

permitted by the Act, and as expressly set forth in the Plan, no contributions made by the Employing Companies to the Trust Fund under the Plan shall at any time revert to the Employing

Companies.  No Participant or beneficiary of a Participant under this Plan shall have the right to commute, withdraw, surrender,

encumber, alienate or assign any of the income or principal of the Trust Fund or any of the benefits to become due unto any person or persons under the Agreement of Trust or the Plan except as specifically provided by the terms of the Agreement of Trust or the Plan.  The limitations contained in this Section 15.01 shall apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order unless such order is determined to be a qualified domestic relations order as defined in Section 414(p)

of the Code, or is a domestic relations order entered before

January 1, 1985.

          Section 15.02   Extent of Participant's Rights.  At the

time of withdrawal by a Participant or distribution, he or she shall be entitled to receive securities or cash as stated in

Article XII. The Corporation does not guarantee that the current market value of any security or other investment will be equal to the purchase price thereof or that the total amount withdrawable in cash will be equal to or greater than the amount of the

Participant's contributions to the Plan.  Each Participant

assumes all risks in connection with any decrease in the market price of any Company Stock allocated to his or her Account in accordance with the provisions of the Plan or of any securities in the Equity Fund or Diversified Fund.


          Section 15.03   Rollover Contributions.  With the

permission of the Administrator and without regard to any limits on Annual Additions stated in Sections 13.06 and 13.07, or other limits set forth in the Plan, the Plan may receive from or on behalf of an otherwise Eligible Employee (whether or not he or she has completed six (6) Months of Continuous Service) any cash theretofore received by such employee from, or held for such employee in, a qualified plan, either directly within sixty (60)

days after such receipt if applicable, or from the trustee of such Plan, or from any Individual Retirement Account, provided that such account contains no assets other than those

attributable to employer contributions under qualified plans.

Such rollover contributions shall be credited to a fully vested account for such employee, and will be part of the Withdrawable

Portion and the Savings Part. The employee may elect investment options for such rollover contributions in accordance with

Section 4.01.  Such rollover contribution shall not be matched by

Matching Contributions.  The Administrator, in its discretion,

(i) may separately account for such rollover contributions and earnings, gains and losses thereon and, (ii) upon distribution,

may require a form of distribution thereof which would be

consistent with the provisions of Section 401(a)(11) and the regulations promulgated thereunder as such may be in effect at the time of such distribution.



          Section 15.04  Purpose.  (a)  This Section 15.04

applies to distributions made on or after January 1, 1993.

Notwithstanding any provision of this Plan to the contrary that would otherwise limit distributee's election under this Article,

a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.



          (b)  Definitions.

               (i) - Eligible rollover distribution.  An eligible

     rollover distribution is any distribution of all or any

     portion of the balance to the credit of the distributee,

     except that an eligible rollover distribution does not

     include:  any distribution that is one of a series of

     substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies)

     of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more;

     any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income

     (determined without regard to the exclusion for net

     unrealized appreciation with respect to employer

     securities).

               (ii)  Eligible Retirement Plan.  An eligible

     retirement plan is an individual retirement account

     described in Section 408(a) of the Code, an individual

     retirement annuity described in Section 408(b) of the Code,

     an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code,

     that accepts the distributee's eligible rollover

     distribution.   However, in the case of an eligible rollover

     distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual

     retirement annuity.

               (iii)  Distributee.  A distributee includes an

     employee or former employee.  In addition, the employee's or former employee's spouse and the employee's or former

     employee's spouse or former spouse who is the alternate

     payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributed with regard to the interest of the spouse or former spouse.

               (iv)  Direct rollover.  A direct rollover is a

     payment by this Plan to the eligible retirement plan

     specified by the distributee.



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



          Section 15.05   Merger.  In the case of any merger or

consolidation of the Plan, with, or transfer of assets or

liabilities respecting the Plan to, any other plan, each

Participant or beneficiary in the Plan shall (if the Plan had then terminated) receive a benefit hereunder immediately after such merger, consolidation or transfer which is no less than the benefit he or she would have been entitled to receive immediately before such merger, consolidation or transfer (if the Plan had then terminated).



          Section 15.06   Amendment and Termination.




          (a)  Except as provided in the next sentence, the Board

of Directors reserves the right, without obtaining the approval of the shareholders, to amend, modify, suspend or terminate the

Plan.  Notwithstanding the foregoing, the Administrator, in

conformity with Section 10.06 hereof, may amend the Loan

Application (as defined in Section 10.06) and other forms used to request, document and secure a loan from the Plan.  No amendment,

modification, suspension, or termination of the Plan shall have the effect of providing that the funds held in trust by the

Trustee, or the income thereof, may be used for or diverted to purposes other than the exclusive benefit of the Participants and their beneficiaries and defraying the reasonable expenses of administering the Plan or the effect of reducing or restricting,

directly or indirectly, the accrued benefit of any Participant unless the amendment satisfies the requirements of Section 412(c)

(8) of the Code.  The Corporation retains the right to amend the

Plan at any time retroactively in effect if necessary to qualify



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



the Plan or the Trust under Section 401(a) of the Code or

corresponding provisions of any subsequent revenue law.  No

amendment to the Plan, however, shall have the effect of

decreasing a Participant's vested Accounts, determined without regard to such amendment as of the later of the date the

amendment is adopted and the date it becomes effective or

adversely affecting a protected benefit within the meaning of

Section 411(d)(6) of the Code.  If any amendment to the Plan affects the computation of vested benefits (including an

automatic change in the vesting schedule if the Plan becomes

"top-heavy"), each Participant with at least three (3) Years of

Service may elect to have his or her vested benefit determined without regard to such amendment.



          (b)  In the event that the Plan shall be partially or

completely terminated or the Corporation shall permanently

discontinue making contributions under the Plan, all amounts then credited to the accounts of the affected Participants shall

immediately be fully vested and nonforfeitable.  After the making of proper governmental notification, the Board of Directors shall thereupon direct either (i) that the Trustee continue to hold the accounts of Participants in the Trust Fund in accordance with the provisions of this Plan (other than provisions related to

forfeiture) without regard to such termination until all funds in such accounts have been distributed in accordance with such

provisions, or (ii) that the Trustee immediately distribute to each affected Participant all amounts then credited to his or her account as a lump sum in cash or other property.



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



          15.07   Applicable Law.  The Plan and Trust hereunder

shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania (but not its principles of conflicts of laws) except to the extent that the laws of the

Commonwealth of Pennsylvania have been specifically preempted by the Act or other federal legislation.


          15.08   Incapacity of Recipient of Benefits.  If any

person entitled to receive benefits shall be physically or

mentally incapable of receiving or acknowledging receipt of any payment of benefits, the Trust, upon the receipt of satisfactory evidence that such incapacitated person is so incapacitated and that another person or institution is maintaining him or her and that no guardian or committee has been appointed for him or her,

may provide for such payment of benefits hereunder to such person or institution so maintaining him or her, and any such payments so made shall be deemed for every purpose to have been made to such incapacitated person.



          15.09   Merger, Consolidation or Discontinuance

Involving Corporation.  In the event that the Corporation shall at any time become insolvent, or in the event of the dissolution of, or a merger or consolidation involving, the Corporation,

without any provision being made for the continuance of the Plan,

the Plan and the Trust thereunder shall terminate and the Plan

Administrator shall proceed in the manner provided herein in the event of a termination of the Plan.  In the event of a

dissolution, merger or consolidation involving the Corporation,

provisions may be made by the Corporation's successor, if any,



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



for the continuance of the Plan.  In such event, said successor shall be substituted hereunder in place of the Corporation by proper corporate action of such successor.



          15.10   Liability of Officers and Directors of the

Corporation.  Subject to the provisions of the Act, no past,

present or future officer or director of the Corporation shall be personally liable to any Participant, beneficiary or other person under any provision of the Plan or Insurance Contract.



          15.11   Indemnification of Fiduciaries.  To the extent

permitted by the Act and regulations issued thereunder, the

Corporation shall indemnify and hold harmless all fiduciaries of the Plan, as defined in the Act, who are employees of the

Corporation, and defend the same, against any and all claims or liabilities which may be asserted against any of them by reason of any action or omission in the administration of the Plan,

except in the case of any fraud or willful wrongdoing.



          15.12   Service of Process.  The Plan Administrator is

the designated agent of the Plan for the service of process in connection with all matters affecting the Plan.














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